EXHIBIT 4.15


                          WESTINGHOUSE SAVINGS PROGRAM





                         Restated as of January 1, 1994








                                  WORKING COPY
           (INCLUDING AMENDMENTS ADOPTED THROUGH THE DATE OF THE CLOSE
                          OF THE CBS / VIACOM MERGER)





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I       ELIGIBILITY AND PARTICIPATION.................................4
ARTICLE II      CONTRIBUTIONS.................................................6
ARTICLE III     INVESTMENT OPTIONS AND TRANSFERS TO AND FROM THE TRUST.......23
ARTICLE IV      VALUATION OF INVESTMENTS AND CREDITS TO ACCOUNTS.............27
ARTICLE V       VESTING OF ACCOUNTS..........................................29
ARTICLE VI      DISTRIBUTION OF ACCOUNTS UPON TERMINATION, RETIREMENT,
                OR DEATH.....................................................32
ARTICLE VII     IN-SERVICE WITHDRAWALS.......................................41
ARTICLE VIII    LOANS........................................................45
ARTICLE IX      DESIGNATION OF BENEFICIARY...................................49
ARTICLE X       VOTING OF STOCK..............................................51
ARTICLE XI      TENDER OFFERS................................................52
ARTICLE XII     EFFECTIVE DATE OF THE PLAN...................................53
ARTICLE XIII    TERMINATION OR SUSPENSION OF THE PLAN........................54
ARTICLE XIV     TRUSTEE......................................................56
ARTICLE XV      ADMINISTRATION...............................................57
ARTICLE XVI     GENERAL PROVISIONS...........................................68
ARTICLE XVII    DEFINITIONS..................................................71
APPENDIX B      TOP HEAVY PROVISIONS.........................................97



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                                    ARTICLE I

                          ELIGIBILITY AND PARTICIPATION

1. Any Employee shall be eligible to participate in the Plan immediately upon employment by an Employer. To participate an Employee must apply in accordance with reasonable procedures established by the Plan Administrator.

2. If a Participant transfers employment from an Employer to an Affiliated Entity or an Excluded Unit, he shall remain a Participant for all purposes of the Plan, except that he shall not be eligible to contribute and no Employer Match Contributions shall be made on his behalf for the period of time he is employed by the Affiliated Entity or Excluded Unit. If an employee transfers from an Affiliated Entity or an Excluded Unit to an Employer, service with the Affiliated Entity or Excluded Unit shall be recognized as Eligibility Service under this Plan.

3. If a Retired Participant or a Terminated Participant is rehired as an Employee, he may immediately participate in the Plan, and any previous Eligibility Service shall be restored.

4. If a Retired Participant is rehired as an Employee and he has Accounts remaining in this Plan, the Plan Administrator will segregate any new contributions into separate Accounts so that the Accounts as a Retired Participant are always available for immediate withdrawal under any circumstances.

5. Effective at the beginning of the day (00:00:00 a.m.) on January 1, 2000, no individual may make any Pre-Tax Contributions, After-Tax Contributions, or any other type of contributions to the Plan, nor shall any Employer Match Contributions or any other type of contributions be made to the Plan after such time.


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                                   ARTICLE II

                                  CONTRIBUTIONS

1. A Participant may elect to save at a rate of two percent (2%) to twenty percent (20%) of his Compensation, in increments of one percent (1%), on an after-tax basis, a pre-tax basis or a combination thereof. Contributions to the Plan on an after-tax basis as After-Tax Contributions shall be allocated to the Participant's After-Tax Account and contributions to the Plan on a pre-tax basis as Pre-Tax Contributions shall be allocated to the Participant's Pre-Tax Account. Each Participant shall make such election with the Plan Administrator, in accordance with reasonable procedures established by the Plan Administrator, specifying the portion of his Compensation that is to be contributed to the Plan as After-Tax and/or Pre-Tax Contributions. The election of the Participant shall remain in effect until a new election from that Participant is received by the Plan Administrator.

2. Effective as of the last business day of each Calendar Month, for each dollar a Participant contributes on either an after-tax basis or a pre-tax basis, his Employer shall contribute fifty cents (50(cent)) into the Participant's Employer Match Contribution Account, subject to a maximum Employer Match Contribution of three percent (3%) of the Participant's Compensation for that month; provided that such Employer Match Contribution may, at the discretion of the Administrative Managers and Financial Managers, be made in the form of shares of Viacom Inc. Common Stock equal in value to the Employer Match Contribution as determined based on the closing price of Viacom Inc. Common Stock on the NYSE as of the last business day of such Calendar Month, rather than in cash, with respect to each Participant (i) who is not represented by a labor organization or other representative which is recognized by an Employer as a representative for the


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         purpose of collective bargaining, or (ii) who is represented by a labor organization or other representative which is recognized by an Employer as a representative for the purpose of collective bargaining, to the extent that such labor organization or other representative makes a request that represented Participants be eligible for Employer Match Contributions in the form of shares of Viacom Inc. Common Stock and the Administrative Managers designate such represented Participants as eligible for Employer Match Contributions in the form of shares of Viacom Inc. Common Stock.

3. Any amounts credited to any Account for a Participant that are forfeited by such Participant pursuant to any provision of the Plan shall not be returned to the Company but shall be used to reduce the obligations of the Company to make Employer Match Contributions under the Plan.

4. Treatment of Excess Elective Deferral Amounts. Effective January 1, 1987, the Plan shall not incur any Excess Elective Deferrals as defined in section 402(g) of the Code. Notwithstanding any other provision of the Plan, Excess Elective Deferrals as adjusted for income or losses thereon shall be distributed to the Participants in accordance with this Article.

         a. For purposes of this Article, the following definitions shall have the following meanings:

              (1) "Elective Deferrals" for a taxable year means the sum of all Employer contributions made on behalf of a Participant pursuant to an election to defer under any qualified CODA as described in section 401(k) of the Code, any simplified employee pension cash or


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                   deferred arrangement as described in section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under
                   section 457 of the Code, any plan as described under section 501(c)(18) of the Code, and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under section 403(b) of the Code pursuant to a salary reduction agreement.

              (2) "Excess Elective Deferrals" shall mean those Elective Deferrals that are includable in a Participant's gross income under section 402(g) of the Code because they exceed the Dollar Limit. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless they are distributed by April 15 of the year following the calendar year in which they were made.

         b. A Participant may assign to this Plan any Excess Elective Deferrals made during the taxable year of the Participant by filing a claim in writing with the Plan Administrator no later than March 1 following the year in which the Excess Elective Deferral was made. Said claim shall specify the Participant's Excess Elective Deferral amount for the preceding calendar year, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferral amount, when added to amounts deferred under other plans or arrangements described in section 401(k), 408(k), 457, 501(c)(18) or 403(b) of the Code shall exceed the Dollar Limit for the year in which the deferral occurred. A Participant shall be deemed to have given the notification described above if the Excess Elective Deferral results from Elective Deferrals to this Plan or other plans of the Employer or the Employer's Controlled Group.


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         c.   A Participant who has an Excess Elective Deferral during a taxable year may receive a corrective distribution. Such a corrective distribution shall be made if:

              (1) the Participant designates the distribution as an Excess Elective Deferral or is deemed to make the designation under paragraph 4.b above;

              (2) the corrective distribution is made after the date on which the Plan received the Excess Elective Deferral; and

              (3) the Plan Administrator designates the distribution as a distribution of an Excess Elective Deferral.

         d. The Excess Elective Deferral distributed to a Participant with respect to a calendar year shall be adjusted to reflect income or loss in the Participant's Pre-Tax Account for the taxable year allocable thereto. The income or loss allocable to such Excess Elective Deferral Amount shall be determined in accordance with section 402(g) of the Code and the regulations thereunder.

         e. Excess Elective Deferral amounts, as adjusted for income and losses, shall be distributed to the Participant no later than April 15 of the year following the calendar year in which such Excess Elective Deferral was made.

5. Actual Deferral Percentage Test. Effective January 1, 1989, the actual deferral percentage (ADP) for Participants who are Highly Compensated Employees shall not exceed the greater of a or b as follows:

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         a.   the ADP of Participants who are Non-Highly Compensated Employees
              times 1.25; or

         b. the ADP of Participants who are Non-Highly Compensated Employees times 2.0, but not to exceed the ADP of Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

6.       ADP Formula.

         a. The ADP for a specified group of Participants for a Plan Year shall be the average of the Actual Deferral Ratios (ADR) calculated separately for each Participant in such group.

              For purposes of determining the ADP of a Highly Compensated Employee or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, the Employee's Pre-Tax Contributions shall include the Pre-Tax Contributions of Family Members; and such Family Members shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

              The Plan Administrator shall determine as soon as practicable after the end of the Plan Year whether the ADP for Highly Compensated Employees satisfies either of the tests contained in
              Article II.5. In the event neither test is satisfied, the Plan Administrator may elect either of the following:

              (1) to recharacterize all or any portion of the Pre-Tax Contributions for

                   Highly Compensated Employees as After-Tax Contributions as provided in Article II.8;

              (2) to reduce the allowable Pre-Tax Contributions for Highly Compensated Employees as provided in Article II.9; or

              (3) to make an Additional Contribution (subject to the requirements of Article II.10) for all or a portion of Non-Highly Compensated Employees eligible to make contributions under Article II.1. in a level dollar amount or a uniform percentage of Compensation, as the Company shall elect, within the time period required by any applicable law or regulation.

         b. The Plan shall take into account the ADRs of all eligible Employees for purposes of the ADP test. For this purpose, an eligible Employee is any Employee who is directly or indirectly eligible to make Pre-Tax Contributions under the Plan for all or a portion of a Plan Year, including an Employee who would be eligible but for his failure to make Pre-Tax Contributions and an Employee whose eligibility to make Pre-Tax Contributions has been suspended because of an election not to participate. In the case of an eligible Employee who makes no Pre-Tax Contributions, the ADR for such Employee that is to be included in determining the ADP is zero.

         c. A Pre-Tax Contribution shall be taken into account under the ADP test for a Plan Year only if it relates to Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election).

         d. A Pre-Tax Contribution shall be taken into account under the ADP test for a Plan Year only if it is contributed to the Trust before the last day of the twelve-month period immediately following the Plan Year to which the contribution relates and is allocated within the Plan Year to which the contribution relates. A Pre-Tax Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date.

         e.   The ADR and ADP shall be calculated to the nearest .01 percent.


7.       Calculations of Excess Contributions.

         a. The amount of Pre-Tax Contributions for a Highly Compensated Employee in excess of that permitted under Article II.5. (hereinafter, Excess Contributions) shall be determined in the following manner. First, the ADR of the Highly Compensated Employee with the highest ADR is reduced to the extent necessary to satisfy the ADP test or cause such ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR. This process is repeated until the ADP test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is the difference between the total of Pre-Tax and other contributions (if any) taken into account for the ADP test, and the product of the Employee's ADR at the time the ADP test is satisfied, as determined above, multiplied by the Employee's Compensation.


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         b.   In the case of a Highly Compensated Employee whose ADR is
              determined under the family aggregation rules, the amount of Excess Contributions shall be determined as provided in Article II.7.a. The Excess Contributions for the family unit are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

         c.   The amount of Excess Contributions that are recharacterized under
              Article II.8, or distributed under Article II.9, with respect to an Employee for a Plan Year, shall be reduced by Excess Elective Deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year, in accordance with section 402(g)(2) of the Code, and Excess Elective Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

8. Recharacterization of Excess Contributions. Excess Contributions may be recharacterized as After-Tax Contributions. Recharacterized amounts shall be reallocated to the Participant's After-Tax Account, but shall continue to be fully vested and subject to distribution limitations that apply to Pre-Tax Accounts. In no event shall amounts be recharacterized by a Highly Compensated Employee to the extent such amount in combination with other contributions exceeds any other limit under the Plan. Recharacterization must occur no later than April 15 of the year following the Plan Year in which the original contributions were made.

9. Distribution of Excess Contributions. Excess Contributions may be distributed to Participants on whose behalf such Excess Contributions were made no later than


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         the last day of the Plan Year following the Plan Year for which they were made. Excess Contributions that are distributed shall be adjusted to reflect income (or loss) allocable thereon, determined using a reasonable method of computing the income (or loss) allocable to Excess Contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income (or loss) to Participant Accounts.

10. Additional and Employer Match Contributions. Additional Contributions and Employer Match Contributions may be treated as Pre-Tax Contributions for purposes of the ADP test only if such contributions are non-forfeitable when made and subject to the same distribution restrictions that apply to elective contributions. Additional Contributions and Employer Match Contributions which may be treated as Pre-Tax Contributions must satisfy these requirements without regard to whether they are actually taken into account as Pre-Tax Contributions for purposes of satisfying the ADP tests.

         Additional Contributions and/or Employer Match Contributions may be treated as Pre-Tax Contributions only if the conditions described in section 1.401(k)-1(b)(5) of the Treasury regulations are satisfied.

         The amount of the Additional and Employer Match Contributions for Non-Highly Compensated Employees made under this Article II.10, the distribution of Excess Contributions for Highly Compensated Employees in accordance with Article II.9, or the recharacterized contributions under Article II.8, shall be such that at least one of the tests contained in Article II.5 is satisfied.

11.      Forfeiture of Employer Match Contributions. Any Employer Match
         Contributions


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

         made on account of an Excess Contribution or an Excess Elective Deferral shall be forfeited and shall be used to reduce the amount of Employer Match Contributions required to be made by the Company for the year of forfeiture.

12. Actual Contribution Percentage Test. Effective January 1, 1987, the actual contribution percentage (ACP) for Participants who are Highly Compensated Employees shall not exceed the greater of a or b as follows:

         a. the ACP of Participants who are Non-Highly Compensated Employees times 1.25; or

         b. the ACP of Participants who are Non-Highly Compensated Employees times 2.0, but not to exceed the ACP of Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

13.      ACP Formula.

         a. The ACP for a specified group of Participants for a Plan Year shall be the average of the Actual Contribution Ratios (ACR) calculated separately for each Participant in such group.

              For purposes of determining the ACP of a Highly Compensated Employee or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, the Employee's Employer Match Contribution and After-Tax Contributions shall include the Employer Match Contributions and After-Tax Contributions of Family Members; and such Family Members shall be disregarded as separate Employees in determining the ACP both


                                       13
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              for Participants who are Non-Highly Compensated Employees and for
              Participants who are Highly Compensated Employees.

              The Plan Administrator shall determine as soon as practicable after the end of the Plan Year whether the ACP for Highly Compensated Employees satisfies either of the tests contained in
              Article II.12. In the event neither test is satisfied, the Plan Administrator may elect either of the following:

              (1) to reduce the allowable Employer Match Contribution and/or After-Tax Contributions for Highly Compensated Employees as provided in Article II.14; or

              (2) to make an Additional Contribution for all or a portion of Non-Highly Compensated Employees eligible to make contributions under Article II.1 in a level dollar amount or a uniform percentage of Compensation, as the Plan Administrator shall elect, within the time period required by any applicable law or regulation.

         b. The Plan shall take into account the ACRs of all eligible Employees for purposes of the ACP test. For this purpose, an eligible Employee is any Employee who is directly or indirectly eligible to receive an allocation of Employer Match Contributions, including an Employee who would be eligible but for his failure to make After-Tax and/or Pre-Tax Contributions and an Employee whose right to receive Employer Match Contributions has been suspended because of an election not to participate. In the case of an eligible Employee who receives no Employer Match Contributions, the ACR that is to be included in determining the ACP is zero.


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         c.   An Employer Match Contribution shall be taken into account under the ACP test for a Plan Year only if it is made on account of the eligible Employee's After-Tax and/or Pre-Tax Contributions for the Plan Year, contributed to the Trust before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate and is allocated within the Plan Year to which the contributions relate. Employer Match Contributions which are used to meet the requirements of section 401(k)(3)(A) of the Code are not taken into account.

         d.   The ACR and ACP shall be calculated to the nearest .01 percent.

14.      Calculation of Excess Aggregate Contributions.

         a. The amount of contributions for a Highly Compensated Employee in excess of that permitted under Article II.12 (hereinafter, Excess Aggregate Contributions) shall be determined in the following manner. First, the ACR of the Highly Compensated Employee with the highest ACR is reduced (first, as to After-Tax Contributions, if any, then as to Employer Match Contributions) to the extent necessary to satisfy the ACP test or cause such ACR to equal the ACR of the Highly Compensated Employee with the next highest ACR.

              This process is repeated until the ACP test is satisfied. The amount of Excess Aggregate Contribution for a Highly Compensated Employee is the difference between the total of Employer Match Contributions and other contributions taken into account for the ACP test, and the product of the Employee's ACR at the time the ACP test is satisfied, as determined above, multiplied by the Employee's Compensation.


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         b.   In the case of a Highly Compensated Employee whose ACR is
              determined under the family aggregation rules, the amount of Excess Aggregate Contributions shall be determined as provided in
              Article II.14.a. The Excess Aggregate Contributions for the family unit are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

         c. The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the Excess Contributions that are treated as Employee After-Tax Contributions (if any) due to recharacterization of such contributions made to this Plan, or to another plan aggregated with this Plan under
              Article II.19, for the Plan Year.

15. Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions shall be distributed, in a manner that satisfies the requirements described in section 1.401(a)(4)-4 of the Treasury regulations (so that after correction each level of matching contributions will be currently and effectively available to a group of employees that satisfies Code section 410(b)), to Participants on whose behalf such Excess Aggregate Contributions were made (on the basis of the respective portions of such Excess Aggregate Contributions attributable to each Highly Compensated Employee), to the extent vested, no later than the last day of the Plan Year following the Plan Year for which they were made. Non-vested Excess Aggregate Contributions shall be applied as provided in Article II.17. Excess Aggregate Contributions shall be adjusted to reflect income (or loss) allocable thereon, determined using a reasonable method of computing the income (or loss) allocable to Excess Aggregate Contributions, provided that the method does not


                                       16
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         violate Code section 401(a)(4), is used consistently for all
         Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income (or loss) to Participant Accounts.

16. Additional Contributions. Additional Contributions may be treated as Employer Match Contributions only if the conditions described in Treasury regulation 1.401(m)-1(b)(5) are satisfied.

         The amount of Additional Contributions for Non-Highly Compensated Employees made under this Article II.16, or the distribution of Excess Aggregate Contributions to Highly Compensated Employees under Article
         II.15 shall be such that at least one of the tests contained in Article
         II.12 are satisfied.

17. Forfeitures. Amounts forfeited by Highly Compensated Employees due to the distribution of Excess Aggregate Contributions shall be treated as an Annual Addition under the Plan and shall be applied to reduce future Employer Match Contributions required to be made by the Company. No forfeiture arising under this Article shall be allocated to the account of any Highly Compensated Employee.

18. Aggregate Limit. The sum of the ADP and ACP for Highly Compensated Employees, determined after any corrections required to meet the ADP test or ACP test, shall not exceed the Aggregate Limit as defined herein. If the limit is exceeded, then either the ADR or ACR, as the Plan Administrator shall elect, for all affected Highly Compensated Employees, shall be reduced in accordance with Article II.6.a or
         Article 13.a as applicable. The amounts of the reduction for each Highly Compensated Employee shall be treated as an Excess Contribution or Excess Aggregate Contribution, as appropriate. "Aggregate Limit" means the greater of a or b below:


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         a.   The sum of:

              (1) One hundred twenty-five percent (125%) of the greater of the ADP for eligible Non-Highly Compensated Employees or the ACP for eligible Non-Highly Compensated Employees for the Plan Year; and

              (2) Two (2) plus the lesser of such ADP or ACP, but not greater than two hundred percent (200%) of the lesser amount; or

         b.   The sum of:

              (1) One hundred twenty-five percent (125%) of the lesser of the ADP for the eligible Non-Highly Compensated Employees or the ACP for the eligible Non-Highly Compensated Employees for the Plan Year; and

              (2) Two (2) plus the greater of such ADP or ACP, but not greater than two hundred percent (200%) of the greater amount.



19.      Special Rules.

         a. The ADR and ACR for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Pre-Tax


                                       18
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              Contributions, or to have Employer Match Contributions allocated to his account, or to make After-Tax Contributions, under two (2) or more plans that are maintained by an Employer or the Employer's Controlled Group shall be determined as if all such contributions were made under a single plan.

         b. In the event that this Plan satisfies the requirements of sections 410(b) and 401(a)(4) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 410(b) and 401(a)(4) of the Code only if aggregated with this Plan, then the contribution percentages and deferral percentages of Participants shall be determined as if all such plans were a single plan.

         c. The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

20. Adjustments to Contribution Limits. Notwithstanding any other Plan provision, the Plan Administrator may limit the Pre-Tax Contribution percentage for Employees who have reached the Dollar Limit, or the Pre-Tax and/or After-Tax Contribution percentage(s) for all or a class of Highly Compensated Employees, as it determines is necessary or desirable to assure that the Plan satisfies the requirements of this
         Article II. To the extent no other Plan requirement is violated, that portion of any elected Pre-Tax Contribution percentage which is limited under this Article II.20 shall instead be treated as an election to make After-Tax Contributions.

21. Adjustments to Contributions. A Participant may increase or decrease his rate of

         After-Tax and/or Pre-Tax Contributions at any time by making a new election with the Plan Administrator in accordance with reasonable procedures established by the Plan Administrator. A Participant may suspend After-Tax and/or Pre-Tax Contributions at any time by providing notice to the Plan Administrator in accordance with reasonable procedures established by the Plan Administrator. A Participant may recommence After-Tax and/or Pre-Tax Contributions to the Plan at any time by making a new election with the Plan Administrator. All elections of adjustments to contributions shall be effective as soon as practicable after the election is filed with the Plan Administrator.

22. Permitted Employer Refunds. Employer contributions hereunder shall be refunded to the Employer under the limited circumstances listed below:

         a. Any contribution made by the Employer due to a mistake of fact shall be refunded to the Employer within one year of such contribution.

         b. Employer contributions are expressly conditioned on deductibility under section 404 of the Code. Any contribution that is disallowed as a deduction shall be refunded to the Employer within one year of such disallowance.

         c. Refunds of contributions due to a disallowance of deduction or mistake of fact shall not include earnings attributable to the amount being refunded due to disallowance or mistake, but losses thereto shall reduce the amount to be refunded.

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


                                   ARTICLE III

             INVESTMENT OPTIONS AND TRANSFERS TO AND FROM THE TRUST

1. All contributions to the Participants' Accounts shall be invested in one or more of the Investment Funds, which shall be designated by the Financial Managers, subject to the approval of the Administrative Managers. Investment Funds may include (but are not limited to) the Company Stock Fund, the Fixed Income Fund and Mutual Funds as designated by the Financial Managers, subject to the approval of the Administrative Managers. The Financial Managers, subject to the approval of the Administrative Managers, in their discretion, may change or terminate the existing Investment Funds or establish additional Investment Funds at any time. However, any Investment Fund that is not an investment company registered under the Investment Company Act of 1940 shall be managed by an Investment Manager appointed by the Financial Managers. The selection of Investment Fund choices and the administration of Plan investments are intended to comply with the requirements of section 404(c)of ERISA and the regulations thereunder. To the extent the requirements of section 404(c) of ERISA are satisfied, neither the Administrative Managers, the Financial Managers, the Plan Administrator, the Trustee, nor any other Plan fiduciary, shall be responsible for any losses resulting from a Participant's individual selection of Investment Fund choices.

2. All funds of the Plan shall be invested by the Trustee in accordance with the provisions of the Plan and Trust Agreement.


3. A Participant shall elect an investment mix in accordance with reasonable procedures established by the Plan Administrator. Effective October 1, 1994, contributions may be invested in any combination of the investment options available under the Plan in increments of one percent (1%). The Participant may change his election at any time by notifying the Plan Administrator, in accordance with reasonable procedures established by the Plan Administrator, to be effective with the first payroll disbursed after receipt and completion of processing by the Plan Administrator of such direction.

         Notwithstanding the above paragraph, Employer Match Contributions made in the form of Viacom Inc. Common Stock pursuant to Article II.2 shall be invested in the Company Stock Fund. A Participant may not elect to have such Employer Match Contributions, at the time contributed to the Plan, invested in an investment option other than the Company Stock Fund.

4. The shares of Viacom Inc. Common Stock required each day for purposes of the Plan shall be purchased by the Trustee on the open market, from the Company or from such other person or persons and at such time or times as the Trustee may in its sole discretion determine in accordance with ERISA. Any shares purchased from the Company for a particular calendar day may be authorized and unissued shares or treasury shares, as the Company shall determine.

5. A Participant other than a Terminated Participant who has received a Rollover Distribution from a qualified defined contribution plan or a distribution from an individual retirement account (as described in section 408(d)(3)(A) of the Code) may elect, in accordance with reasonable procedures established by the Plan Administrator, to roll over not more than the cash value of the distribution, less any amount attributable to the Participant's After-Tax Contributions, to his After-Tax Account within sixty (60) days of receipt of such distribution. In addition, (a) a Participant other than a Terminated Participant may authorize the Trustee of the

         Westinghouse Pension Plan to transfer the entire balance to the credit of the Participant in such plan directly to the Trust of this Plan, and
         (b) a Participant who has received a Rollover Distribution from the CBS Employee Investment Fund may elect, in accordance with reasonable procedures established by the Plan Administrator, to roll over not more than the cash value of the distribution, less any amount attributable to the Participant's After-Tax Contributions, to his After-Tax Account within sixty (60) days of receipt of such distribution. Effective October 1, 1994, the Participant may elect to invest any amount rolled over or transferred to this Plan in any of the investment options available under the Plan in increments of one percent (1%).

6. Any Participant who ceases to be an Employee shall continue to have the authority to direct the investment of his Accounts in accordance with the provisions of Article III.7.

7. Contributions made by or on behalf of a Participant shall be invested in the Investment Fund or Funds selected by the Participant until the effective date of a new designation which has been properly provided to the Plan Administrator in accordance with reasonable procedures established by the Plan Administrator. A designation provided by a Participant changing his investment options shall apply to investment of future deposits and/or to amounts already accumulated in his Accounts. A Participant may change his investment options for new contributions and/or change his investment selection with regard to amounts already accumulated in his Accounts at any time by providing notice to the Plan Administrator in accordance with reasonable procedures established by the Plan Administrator. Any changes in a Participant's investment mix made under this Article III.7 for new contributions will take effect as soon as practicable. Effective October 1, 1994, any changes in a Participant's investments made under this Article III.7 for amounts already accumulated in his Accounts will take effect at the end of the Trading Day on which the transaction has been accepted by the Plan Administrator. Such change shall be subject to any actions taken by the Mutual Fund sponsors based upon liquidity needs.

         Notwithstanding the above paragraph, to the extent that Employer Match Contributions are made in Viacom Inc. Common Stock pursuant to Article II.2, a Participant may not elect to have such Employer Match Contributions, at the time contributed to the Plan, invested in an investment option other than the Company Stock Fund. A Participant may, however, elect to change his investment selection for any such Employer Match Contributions that have already been made to his Employer Match Contribution Account. Such change in investment selection will not affect Employer Match Contributions made to the Company Stock Fund after the effective date of such change.

8. In the event an Employer should sell or acquire shares of stock or other assets or properties of any other company which has a defined contribution plan, qualified under Section 401(a) of the Code, in effect at the time of such sale or acquisition, the Administrative Managers and Financial Managers may, in such manner and to such extent as they deem advisable, accept a trust to trust transfer of assets from the defined contribution plan of such company for any employees who will become, or will remain as, a Participant in the Westinghouse Savings Program, provided that the trust from which such assets are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Savings Program or the Savings Program trust or create adverse tax consequences for the Employer. The assets transferred shall be allocated to the Participant's After-Tax Account.

                                   ARTICLE IV

                VALUATION OF INVESTMENTS AND CREDITS TO ACCOUNTS

1. The Value of each Participant's Accounts as of each Valuation Date shall be determined after reflecting any transfers, withdrawals, or contributions as of such date.

2. Effective October 1, 1994, the interests of a Participant in the Company Stock Fund and the Fixed Income Fund shall be represented by Units that shall be valued and credited to each Participant's Accounts as follows:

         a. Any Participants' Accounts which contained the Company Stock Fund and/or the Fixed Income Fund on September 30, 1994, shall be credited with a number of Units equivalent in Value to the Value of such Funds in each such Account as of September 30, 1994.

         b. The Value of a Unit of the Company Stock Fund and the Fixed Income Fund within each Account of the Participant shall be determined as of each Valuation Date by dividing the total number of Units within each such fund immediately prior to the Valuation Date into the Value of all the assets then held by the Trustee with respect to such Fund.

3. For investments in the Company Stock Fund and the Fixed Income Fund, the appropriate Accounts of each Participant as of each Valuation Date shall be credited with that number of Units (calculated to the fourth decimal place) determined by dividing (a) contributions made and amounts transferred into each of the funds by or on behalf of such Participant by (b) the Value of a Unit of such fund as of the Valuation Date.

4. For investments in each of the Mutual Funds, the appropriate Accounts of each Participant as of each Valuation Date shall be credited with that number of whole and fractional shares of the Mutual Fund (calculated to the fourth decimal place) determined by dividing (a) contributions, dividends and amounts transferred into each of the funds by (b) the closing share price of the Mutual Fund as of the Valuation Date.

5. Each Participant shall be furnished with a statement of his Accounts under the Plan, as required by section 404(c) of ERISA and the regulations thereunder, and any other applicable provision of ERISA.

                                    ARTICLE V

                               VESTING OF ACCOUNTS

1. A Participant shall at all times be one hundred percent (100%) vested in, and have a nonforfeitable right to, his After-Tax and Pre-Tax Accounts.

2. A Participant who had an Account in the Plan on December 31, 1988 and any Employee who accrued Eligibility Service with an Employer any time prior to January 1, 1989 shall be vested in, and have a nonforfeitable right to, his Employer Match Contribution Account effective January 1, 1989. A Participant who began accruing Eligibility Service on or after January 1, 1989 shall not be vested in any portion of his Employer Match Contribution Account until he accrues five (5) years of Eligibility Service, at which time he shall become one hundred percent (100%) vested in, and have a nonforfeitable right to, his Employer Match Contribution Account. Notwithstanding the foregoing, the Employer Match Contribution Account shall become one hundred percent (100%) vested upon the retirement or death of a Participant. In addition, the Employer Match Contribution of a Participant who is a "Business Employee" (as that term is defined in Section 1.1 of an Asset Purchase Agreement dated November 14, 1997 between the Company and Siemens Power Generation Corporation ("Purchase Agreement")) or are, pursuant to the Purchase Agreement, deemed to be employees of the Purchaser as of the Closing Date shall become one hundred percent (100%) vested on the Closing Date under the Purchase Agreement; provided that amounts vested under the terms of this sentence (and are not otherwise vested) shall not be available for withdrawal under the terms of Article VII.4 until such time as such amounts are transferred to a Code section 401(k) plan maintained by Siemens Power Generation Corporation pursuant to the terms of the Purchase Agreement. In addition, the Employer Match Contribution of a

         Participant who is a "Continued Employee" (as that term is defined in Section 1.1 of the Asset Purchase Agreement dated May 22, 1998 between the Company and Emerson Electric Co. ("Purchase Agreement")) shall become one hundred percent (100%) vested on the date that the assets are transferred to the Purchaser's 401(k) plan pursuant to the Purchase Agreement. In addition, the Employer Match Contribution of a Participant who is a "Business Employee" (as that term is defined in Section 1.1 of Asset Purchase Agreements dated as of June 25, 1998 between the Company and WGNH Acquisition, LLC ("Purchase Agreements")) or, pursuant to the Purchase Agreements, deemed to be an employee of the Purchaser as of April 1, 1999 shall become one hundred percent (100%) vested on the date of the transfer of account balances to the Purchaser's plan under the Purchase Agreements. In addition, the Employer Match Contribution of a Participant who is a "Continued Employee" (as that term is defined in Section 1.1 of the Asset Purchase Agreement dated April 28, 1999 between the Company and Bechtel National, Inc. ("Purchase Agreement")) shall become one hundred percent (100%) vested on the date that the assets are transferred to the Purchaser's 401(k) plan pursuant to the Purchase Agreement.

3. If a Participant terminates employment prior to becoming a Vested Participant, the current value of his Employer Match Contribution Account will be forfeited. If the Terminated Participant is subsequently re-employed by an Employer or an Affiliated Entity, the dollar value of the forfeited amount shall be restored to his Employer Match Contribution Account without adjustment for gains or losses since the date of forfeiture.

4. Any forfeited amounts that are restored pursuant to Article V.3 shall be invested in accordance with the investment election in effect at the time of restoration. In the event the Participant does not have a current investment election in effect, the restored amount will be invested in the Fixed Income Fund.

                                   ARTICLE VI

         DISTRIBUTION OF ACCOUNTS UPON TERMINATION, RETIREMENT, OR DEATH

1. In the event a Participant becomes a Terminated Participant, the following shall apply:

         a. If the total value of vested Accounts is $3,500 or less, a total distribution shall be made automatically to a Terminated Participant. A Terminated Participant shall be entitled to receive cash in lieu of Viacom Inc. Common Stock. Distributions of all other Investment Funds shall be made in cash. If no direction is provided to the Plan Administrator within a reasonable time on or after termination of employment, amounts invested in the Company Stock Fund, if any, shall be paid in Viacom Inc. Common Stock.

         b. If the total value of vested Accounts exceeds $3,500, the Terminated Participant may elect a total distribution (in Securities and/or cash) or may elect to leave his vested Accounts in the Plan. If he elects to leave his vested Accounts in the Plan, all of his Accounts shall continue to be invested as they were immediately prior to his becoming a Terminated Participant, unless he elects to transfer such investments to any other available investment option in the Plan. Amounts that remain in the Plan must be withdrawn (in one lump sum only) by the Terminated Participant's Normal Retirement Date; no partial distributions shall be permitted. Participants will be entitled to receive an amount equivalent to the value of the vested Accounts on the first Valuation Date after the distribution has been approved by the Plan Administrator. If no direction is provided by the Participant on or prior to the Terminated Participant's Normal Retirement

              Date, amounts invested in the Company Stock Fund shall be paid in Viacom Inc. Common Stock. Distributions of all other Investment Funds shall be made in cash.

2. In the event a Participant becomes a Retired Participant, the following shall apply:

         a. The Retired Participant may elect an immediate distribution of all of his Accounts in the form of Securities and/or cash. If he elects an immediate distribution, such Accounts shall be distributed to him as soon as practicable after his retirement. A Retired Participant shall be entitled to receive cash in lieu of Viacom Inc. Common Stock. Distributions of all other Investment Funds shall be made in cash.

         b. The Retired Participant may elect to have his Accounts distributed in accordance with one of the following options:

              (1) He may elect to receive monthly or annual installments, the amount of which is determined by the Retired Participant at retirement. Installments will begin as soon as practicable after the request is received from the Retired Participant and approved by the Plan Administrator. Each subsequent annual installment will be processed as soon as practicable on the annual anniversary of the first payment. Monthly installments shall be processed as of the last Valuation Date in each month.

                   Effective October 1, 1994, all payments under this option will be in cash and will be derived from the available Accounts of the Retired Participant based upon the following hierarchy:

                   (i)   After-Tax Account (including rollover amounts);

                   (ii)  Employer Match Contribution Account;

                   (iii) Pre-Tax Account.

                   Within each Account, the payments will be prorated across all Investment Funds in that Account.

                   A Retired Participant who elects to receive monthly or annual installments pursuant to this Article VI.2.b(1) may cancel or change such election at any time. He may also elect a partial distribution as described in Article VI.2.b(2).

                   Notwithstanding the above, payments under this option must be at least equivalent to the amount required under section 401(a)(9) of the Code and regulations issued thereunder as described in Paragraph 6 of this Article VI.

              (2) He may elect to defer receipt of his Accounts until such time as he instructs the Plan Administrator that he wishes to receive his Accounts in whole or in part. In no event, however, may he defer receipt of his first payment beyond April 1 following the calendar year in which he attains age 70-1/2, and such first payment and all subsequent payments must be at least equal to the amounts required under section 401(a)(9) of the Code and regulations issued thereunder as described in Paragraph 6 of this Article VI. A Retired Participant may request a distribution at any time. Effective October 1, 1994, the distribution may be either (a) prorated across all

                   Investment Funds in which the Retired Participant is invested or (b) directed against specific funds based upon the Participant's request. Distributions from the Company Stock Fund may be either in cash or Securities at the election of the Participant. All other Investment Funds shall be distributed in cash. The distribution shall be derived from the available Accounts of the Retired Participant based upon the following hierarchy:

                   (i)   After-Tax Account (including rollover amounts);

                   (ii)  Employer Match Contribution Account;

                   (iii) Pre-Tax Account.

3.       A Participant who becomes a Totally Disabled Participant as defined in
         Article XVII.57 shall be treated for the purpose of this Article VI as though he were retired on the date he is declared a Totally Disabled Participant, and he shall be entitled to the same options set forth above in Paragraph 2 of this Article VI.

4. In the event of the death of a Participant who is not a Terminated Participant, the following shall apply:

         a. If the total value of Accounts is $3,500 or less, a total distribution shall be made automatically to the designated Beneficiary.

         b. If the total value of Accounts exceeds $3,500 and the designated Beneficiary is not the Surviving Spouse, a total distribution shall be made automatically to the designated Beneficiary.

         c. If the total value of Accounts exceeds $3,500 and the designated Beneficiary is the Surviving Spouse, the Surviving Spouse may elect a total distribution or may elect to leave his Accounts in the Plan. If the Surviving Spouse elects to leave his Accounts in the Plan, he shall be treated as a Retired Participant and the investment and payment options which are available to Retired Participants shall be available to the Surviving Spouse.

         d. Upon direction to the Plan Administrator by the Beneficiary, cash shall be paid in lieu of Viacom Inc. Common Stock. Distributions of all other Investment Funds shall be made in cash.

5. In the event of the death of a Terminated Participant, a total distribution shall be made automatically to the designated Beneficiary. Upon direction to the Plan Administrator by the Beneficiary, cash shall be paid in lieu of Viacom Inc. Common Stock. Distributions of all other Investment Funds shall be made in cash.

6. In no event shall a Participant (or Beneficiary, if applicable) receive less than the minimum annual payment as required by section 401(a)(9) of the Code and regulations thereunder, including regulation section 1.401(a)(9)-2. The provisions of this Paragraph 6 override any distribution options in the Plan which are inconsistent with section 401(a)(9) of the Code. The first minimum payment for a Participant who has attained age 70 1/2 shall be determined by dividing (i) the Participant's total Account balance at the beginning of the year in which he attains age 70 1/2 by (ii) the joint life expectancy factor set forth in the Code for the lives of that Participant and his designated Beneficiary, if any. The first minimum payment must be made by April 1 of the year following the year during which the Participant attains age 70-1/2. The second minimum payment uses the Participant's total Account balance at the end of the year during which he attains age 70-1/2 (reduced by the first payment if such payment is not made during the year in which he attains age 70-1/2) and the original joint life expectancy factor decreased by one (1) year. This second minimum payment is due by the end of the year following the year during which he attains age 70-1/2. All subsequent minimum payments are required to be made by the end of each year using the total balance in the Participant's Accounts at the end of the previous year and the previous joint life expectancy factor decreased by one (1) year.

         If the Participant dies before the time when distributions are considered to have commenced in accordance with Code section 401(a)(9), distributions will satisfy Code section 401(a)(9) as follows: (i) any remaining portion of the Participant's Accounts that is not payable to a Beneficiary will be distributed within five years after the Participant's death; and (ii) any portion of the Participant's interest that is payable to a Beneficiary will be distributed either (a) if the Beneficiary elects, within five years after the Participant's death, or
         (b) over the life of the Beneficiary or over a period certain not extending beyond the life expectancy of the Beneficiary, commencing no later than the end of the calendar year following the calendar year in which the Participant died (or, if the Beneficiary is the Participant's surviving spouse, commencing not later than the end of the calendar year following the calendar year in which the Participant would have attained age 70-1/2). If the Participant dies after the time when distributions are considered to have commenced in accordance with Code section 401(a)(9), any remaining portion of the Participant's Accounts will be distributed at least as rapidly as under the distribution method being used under Code section 401(a)(9)(A)(ii) as of the Participant's death.

7. Unless the Alternate Payee is an Employee or a Retired Participant, any amounts segregated under this Plan for the benefit of the Alternate Payee pursuant to a QDRO shall be distributed to the Alternate Payee as soon as practicable following the qualification of the QDRO by the Plan Administrator.

8. Each Participant shall keep the Plan Administrator informed of his current address and the current address of his Beneficiary(ies). Neither the Plan Administrator, the Company, the Administrative Managers, the Financial Managers nor the Trustee shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Administrator and after diligent efforts to ascertain the whereabouts of the Participant or Beneficiary(ies) prove unsuccessful, the balance in the Participant's Accounts shall be deemed a forfeiture and shall be used to reduce the amount of Employer Match Contributions required to be made by the Employer to the Plan for the Plan Year next following the year in which the forfeiture occurs; provided, however, that in the event that the Participant or a Beneficiary makes a claim for any amount that has been forfeited, the Accounts which have been forfeited shall be reinstated without adjustment for gains or losses.

9. Subject to the provisions of Article VI.6, unless otherwise elected by a Participant, distribution of Plan benefits will begin not later than sixty (60) days after the close of the Plan Year in which the latest of the following occurs:

         a.   the Participant attains age 65;

         b. the 10th anniversary of the date the Participant commenced participation in the Plan; or

         c.   the date the Participant terminates service with an Employer.

10. Rollovers Out of the Plan. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a "Distributee" (as defined in Article VI.11) may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "Eligible Rollover Distribution" (as defined in Article VI.12) paid directly to an "Eligible Retirement Plan" (as defined in Article VI.13) specified by the Distributee in a "Direct Rollover" (as defined in Article VI.14).

11. Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a QDRO, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

12. Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

13. Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

14. Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

15. A Terminated Participant or a Retired Participant may authorize the Trustee of this Plan to transfer the entire balance to the credit of such Participant from the Trust of this Plan to the trust of any other qualified plan which permits such transfers. Any transfer would be in a form acceptable to the plan to which such distribution is being transferred subject to the terms of this Plan.

                                   ARTICLE VII

                             IN-SERVICE WITHDRAWALS

1. A Vested Participant shall be permitted to make a withdrawal for any reason from his After-Tax Account. A Non-Vested Participant shall be permitted to make a withdrawal for any reason from that portion of his After-Tax Account which represents contributions that were not matched by contributions in the Employer Match Contribution Account. A Non-Vested Participant shall be permitted to make a withdrawal from that portion of his After-Tax Account which represents contributions that were matched by contributions in the Employer Match Contribution Account only in the case of a hardship as defined in Paragraph 2 of this Article VII. This hardship withdrawal is available to a Non-Vested Participant only after he has withdrawn the total amount available under the terms of this Article VII.

2. A Non-Vested Participant shall be permitted to make a withdrawal from his Pre-Tax Account only in the case of a hardship. A Vested Participant shall be permitted to make a withdrawal for any reason from his Pre-Tax Account upon the attainment of age 59 1/2. A Vested Participant shall be permitted to make a withdrawal from his Pre-Tax Account before attaining age 59 1/2 only in the case of hardship. Hardship withdrawals from the Pre-Tax Account are limited to the amount contributed by the Participant to the Pre-Tax Account or the value of the Account, whichever is less. The following situations are considered to constitute a hardship for purposes of this Plan:

         a. medical expenses (described in section 213(d) of the Code) incurred by the Participant, his spouse, his children, or his dependents;

         b. purchase of a principal residence of the Participant (excluding mortgage payments);

         c. payment of tuition for the next twelve (12) months of post-secondary education for the Participant, his spouse, his children, or his dependents;

         d. the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

         e. an immediate and heavy financial need as determined in a uniform and nondiscriminatory manner by the Plan Administrator based upon the facts and circumstances of a particular situation.

3. Each time a Participant applies for a hardship withdrawal, he must submit documentation to substantiate the withdrawal as required by the Plan Administrator. A hardship withdrawal shall not be permitted from the Pre-Tax Account and/or the After-Tax Account (matched portion) if the Participant has other resources available to meet the financial need. In order to qualify for a hardship withdrawal from his Pre-Tax Account and/or the After-Tax Account (matched portion), a Participant must withdraw the total amount available for withdrawal absent hardship from his After-Tax Account and Employer Match Contribution Account and submit a statement that acknowledges that his situation cannot be relieved by any of the following:

         a.   the proceeds from an insurance policy;

         b.   the reasonable liquidation of the Participant's assets;

         c. the discontinuance of the Participant's contributions under the Plan; or

         d. a loan from his Pre-Tax Account, a distribution or loan from any other plan, or a commercial loan.

         If a loan is available from this Plan in the amount that would satisfy the hardship request, a Pre-Tax Account hardship withdrawal will not be permitted.

4. A Vested Participant shall be permitted to make a withdrawal for any reason from his Employer Match Contribution Account. A Non-Vested Participant shall not be permitted to make a withdrawal from his Employer Match Contribution Account.

5. To the extent permitted in Paragraphs 1, 2, 3 and 4 of this Article VII, in-service withdrawals will be permitted at any time. A request for an in-service withdrawal must be made to the Plan Administrator. Effective October 1, 1994, all withdrawals, with the exception of hardship withdrawals, may be either (a) prorated across all Investments Funds in which the Participant is invested or (b) directed against specific Funds based upon the Participant's request. The Participant may elect to receive Viacom Inc. Common Stock in the form of cash or Securities. Distributions of all other Investment Funds shall be made in cash. All non-hardship withdrawals will be derived from the available Accounts of each Participant based upon the following hierarchy:

         a.   Vested Participants:

              (1)  After-Tax Account (including rollover amounts);

              (2)  Employer Match Contribution Account;

              (3)  Pre-Tax Account.

         b.   Non-Vested Participants:

              (1)  Unmatched After-Tax Account (including rollover amounts).

              Hardship withdrawals will be derived from the Account from which the hardship is being taken and will be prorated across all Investment Funds in which the Participant is invested in that Account. Hardship withdrawals shall be paid in cash only.

                                  ARTICLE VIII

                                      LOANS

A Participant, other than a Terminated Participant, a Retired Participant, a Totally Disabled Participant or a Surviving Spouse, may request a loan from his Accounts in the Plan (excluding the Employer Match Contribution Account if he is a Non-Vested Participant) in accordance with the following:

a. Loans must be requested in multiples of $100 with a minimum amount of $1,000. The maximum loan amount is limited by law to be fifty percent (50%) of the vested balance in his Accounts, with an overall maximum of $50,000 reduced by the highest outstanding loan balance during the preceding twelve (12) months. If a Participant requests a loan that exceeds the balance in his available Accounts, the loan will be issued for the maximum amount available.

b. The Plan Administrator shall determine whether the application for a loan is to be approved. All applications for loans shall be evaluated in a uniform and nondiscriminatory manner. A Participant who takes a loan from the Plan shall be subject to, and will be required to comply with the specific terms and conditions of any loans made under the Plan, as established by the Plan Administrator.

c. To the extent permitted in this Article VIII, a Participant will be permitted to have up to two (2) outstanding loans at any given time. Loans may be either (i) prorated across all Investment Funds in which the Participant is invested or (ii) directed against specific Funds based upon the Participant's request. All loans will be derived from the available Accounts of each

         Participant based upon the following hierarchy:

              (1)  Vested Participants:

                   (i)   Pre-Tax Account;

                   (ii)  Employer Match Account;

                   (iii) After-Tax Account (including rollover amounts).


              (2)  Non-Vested Participants:

                   (i)   Pre-Tax Account;

                   (ii)  After-Tax Account (including rollover amounts).


d. Loans shall be made to the Participant in cash and shall be derived from the Participant's Investment Funds based upon the Value as of the first Valuation Date after the loan has been approved by the Plan Administrator.

e. Loan repayments shall be made by payroll deductions. The Participant may elect repayment periods of six (6) to sixty (60) months in increments of six (6) months. At any time prior to the due date of the final loan payment, the Participant may elect to partially repay the loan or make repayment in full. During the repayment period, loan repayments shall be allocated to the Accounts of Participants in reverse order from which the loan was derived. Repayments shall be invested in the investment options in effect for current contributions at the time the repayments are made. In the event the Participant does not have a current election in effect for either his Pre-Tax Contributions or his After-Tax Contributions, the current election in effect for his Employer Match Contribution Account shall be used. If a current election does not exist for his Employer Match Contribution Account, then the repayments shall be invested in the Fixed Income Fund. Repayments to the Company Stock Fund and the Fixed Income Fund shall purchase Units based upon the Value of each Unit on the Valuation Date in which the Accounts of Participants are credited. Repayments to each of the Mutual Funds will be credited with shares based upon the closing price of the Mutual Fund on the Valuation Date in which the Accounts of Participants are credited.

f. For each Calendar Month, the interest rate to be charged for the term of the loans initiated in the Calendar Month shall be the Bankers Trust prime interest rate at the close of business on the last business day of the preceding Calendar Month plus one percent (1%).

g. A Participant shall be required to continue to meet his loan repayment obligation for any period during which he is not receiving pay due to disability, layoff, furlough or leave of absence. In such event, the Participant shall be required to make his scheduled loan repayments by check or money order. Retired Participants and Totally Disabled Participants may elect to continue to make repayments by check or money order. A Terminated Participant or Surviving Spouse may repay his total outstanding loan balance in a single payment within sixty (60) days of his termination only if the total value of his vested Accounts plus his outstanding loan balance exceed $3,500. If such a Terminated Participant or Surviving Spouse does not repay the loan within 60 days after termination, the outstanding loan balance will be treated as a distribution.

h. Any loans made, renewed, renegotiated, modified, or extended on or after October 1, 1994 shall be subject to the provisions of this
         Article VIII. All loans previously made shall be subject to the rules in effect under the Plan at the time the loan was made.

Notwithstanding any other provisions of this Article VIII, effective at the beginning of the day (00:00:00 a.m.) on January 1, 2000, no individual shall be entitled to obtain a new loan from the Plan. In addition, effective as of the same time, repayment of any outstanding loan shall be made by personal check, and not by payroll deductions, in accordance with procedures established by the Plan Administrator.

                                   ARTICLE IX

                           DESIGNATION OF BENEFICIARY

1. Each Participant shall file with the Plan Administrator a written designation of Beneficiary which shall be effective when received by the Plan Administrator. A Beneficiary designation may be changed by the Participant at any time upon written notice to the Plan Administrator, subject to the rules below for married Participants.

2. The Beneficiary of a married Participant must be the Participant's spouse unless the Participant's spouse has given written consent to the designation of some other person or persons as a Beneficiary. Such consent must be witnessed by a notary public. Notwithstanding the foregoing, if a Participant establishes to the satisfaction of the Plan Administrator that a written consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be permitted by law, spousal consent shall not be required. Any consent (or establishment that consent is not required) necessary under this provision will be valid only with respect to such spouse, but may not be revoked by such spouse. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the Participant's retirement date. The number of revocations by a Participant shall not be limited. Any new waiver or change of Beneficiary will require a new spousal consent.

3. An unmarried Participant may designate any person or persons as a Beneficiary without restriction. However, an unmarried Participant who later marries must at that time obtain spousal consent (as described in Paragraph 2) in order for the Participant's existing Beneficiary designation to remain valid. If a divorced Participant later remarries, the Participant must obtain the consent of the

         Participant's new spouse to the Beneficiary designation, even if the Participant obtained the consent of the Participant's former spouse to the Beneficiary designation.

4. In the absence of spousal consent to the designation of some other person or persons as a Beneficiary, the Participant's interest in the Plan shall be distributed to the Surviving Spouse at the time of such Participant's death in accordance with the provisions of Paragraphs 4 or 5 of Article VI. Notwithstanding the fact that a Participant has obtained spousal consent to the designation of some other person or persons as a Beneficiary, if the validly designated Beneficiary is not living at the time of such Participant's death, or if such designation is not effective for any reason, then the death benefit shall be payable to the deceased Participant's Spouse. If there is no Surviving Spouse, distribution shall be made to the legal representative of the Participant.

5. No Beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Participant's Accounts in the Plan or in the assets of the Trust.

                                    ARTICLE X

                                 VOTING OF STOCK

1. Prior to each meeting of stockholders of Viacom, each Participant will be furnished any proxy material relating to such meeting, together with a form to be sent to the Trustee on which may be set forth the Participant's instructions as to the manner of voting the shares of Viacom Inc. Common Stock then held by the Trustee under the Plan to the extent of his proportionate interest therein. Upon receipt of such instructions, the Trustee shall vote such shares in accordance therewith.

2. With respect to shares for which the Trustee receives no Participant instructions, the Trustee shall not vote such shares.

                                   ARTICLE XI

                                  TENDER OFFERS

As soon as practicable after the commencement of a tender offer or exchange offer ("Offer") for shares of Viacom Inc. Common Stock, Viacom shall use reasonable best efforts to cause each Participant, whose Participant's Account has credited to it a proportionate share of the Viacom Inc. Common Stock in the Trust, to be advised in writing of the terms of the Offer, together with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender his proportionate shares credited to the Trust, to the extent permitted under the terms of any such Offer. The Trustee shall follow the directions of each Participant but the Trustee shall not tender such proportionate share of shares for which no instructions are received. The number of shares of Viacom Inc. Common Stock with respect to which a Participant may provide instructions shall be the total number of shares of Viacom Inc. Common Stock credited to the Trust, whether or not the shares are vested, as of the last day of the month preceding the month during which the Offer commenced or such other date which may be designated by Viacom, in its sole discretion, as it deems appropriate for reasons of administrative convenience. The giving of the instructions to the Trustee to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Trust or a forfeiture of any portion of the Participant's interest in the Trust. Any securities received by the Trustee as a result of a tender of shares of Viacom Inc. Common Stock hereunder shall be held, and any cash so received shall be invested in short-term investments, for the account of each Participant with respect to whom shares of Viacom Inc. Common Stock were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan or in any investment option of the Plan as the Participant may direct.

                                   ARTICLE XII

                           EFFECTIVE DATE OF THE PLAN

         Effective on January 1, 1994, the Westinghouse Personal Savings Plan and the Westinghouse Personal Investment Plan were merged into one plan, the Westinghouse Savings program.

         The Westinghouse Personal Savings Plan and the Westinghouse Personal Investment Plan, having first become effective on July 3, 1967, and having thereafter been amended from time to time, are hereby again amended and restated, subject to the approval of the Board and to compliance with such laws and other governmental regulations and receipt of such rulings as Viacom shall deem necessary or advisable with respect to the Plans and the Trust. Except as otherwise indicated, all amendments become effective January 1, 1994. To the extent an effective date other than January 1, 1994 is indicated, prior versions of the Plans should be consulted for the application of specific provisions. Additionally, prior versions of the Plans apply to any Participant who received his distribution on or before December 31, 1993. This restated and amended Plan is conditioned upon and subject to obtaining and retaining such approval of the Commissioner of Internal Revenue as may be necessary to establish the deductibility for income tax purposes of any and all contributions hereunder, other than Employee After-Tax Contributions.

                                  ARTICLE XIII

                      TERMINATION OR SUSPENSION OF THE PLAN

1. Viacom, acting by written resolution of the Board, may at any time, and from time to time amend, in whole or in part, any and all of the provisions of the Plan, suspend the Plan or terminate the Plan. The Administrative Managers and the Financial Managers may also adopt certain Plan amendments in accordance with Article XV.2 and Article
         XV.3. Notwithstanding the above, no amendment, suspension or termination shall adversely affect any rights of a Participant to amounts credited to his Accounts prior to the date of amendment, suspension or termination. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer Match Contribution Account will not be less than the percentage computed under the Plan without regard to such amendment.

2. In the event of the termination or partial termination of the Plan or upon complete discontinuation of contributions to the Plan, there shall automatically vest in each Participant affected by such termination or partial termination all rights to the entire amount credited to his Employer Match Contribution Account, and all amounts then credited to all Accounts for each Participant affected by such termination or partial termination shall be distributed to him in accordance with ERISA and the Code.

3. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the nonforfeitable percentage of Participants' Employer Match Contribution Accounts, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 years of Eligibility Service may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed without regard to such amendment or change.

                                   ARTICLE XIV

                                     TRUSTEE

1. The Board on behalf of Viacom shall appoint one or more individuals or corporations to act as Trustee under the Plan and may at any time remove any Trustee and appoint a successor Trustee.

2. The Company and the Trustee shall enter into a trust agreement providing for the Trust. The Company may also from time to time enter into such further agreements with the Trustee or other parties, make such amendments to such trust agreement or further agreements, and take such other steps and execute such other instruments as it, in its sole discretion, may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

                                   ARTICLE XV

                                 ADMINISTRATION

1.       Viacom.

              Viacom is the sponsor and "named fiduciary" of the Plan within the meaning of section 402(a)(2) of ERISA. Viacom has all powers and responsibilities not otherwise assigned to the Trustee or the Investment Manager(s).

2.       Administrative Managers.

              Acting on behalf of Viacom, and subject to the terms of the Plan, the Trust Agreement and applicable resolutions of the Board, the Administrative Managers have full and absolute discretion and authority to control and manage the operation and administration of the Plan, and to interpret and apply the terms of the Plan and the Trust Agreement. This full and absolute discretion and authority includes, but is not limited to, the power to:

              a. interpret, construe, and apply the provisions of the Plan and Trust Agreement, and any construction adopted by the Administrative Managers in good faith shall be final and binding;

              b. adopt Plan amendments that (1) are required by ERISA or other applicable law or regulation governing qualification of employee benefit plans, or are necessary for Plan administration, and which do not materially increase costs to the Plan or Viacom, (2) implement special rules in Article
                   XVI.5 for acquisitions, sales, and other dispositions, or (3) clarify ambiguous or unclear Plan provisions; provided that such amendments will be made in writing, will be made according to procedures established by the Administrative Managers, and, with respect to amendments made pursuant to paragraphs (1) and (2) of this Article XV.2.b, will be subject to the approval of the Financial Managers;

              c.   review appeals from the denial of benefits.

              The Administrative Managers may employ, appoint, and dismiss advisors as the Administrative Managers deem necessary to carry out the provisions of the Plan and the Trust Agreement, including attorneys, accountants, actuaries, clerks, or other agents, and may delegate any of their authority and duties to such persons.

3.       Financial Managers.

              Acting on behalf of Viacom, and subject to the terms of the Plan, the Trust Agreement and applicable resolutions of the Board, the Financial Managers shall have full and absolute discretion and authority to:

              a. change or terminate the existing Investment Fund options offered under the Plan or establish additional Investment Fund options;

              b. appoint and dismiss Investment Managers (as described by section 3(38) of ERISA) and the Trustee;

              c. provide guidelines and directions to, and monitor the performance of, Investment Managers and the Trustee;

              d.   manage the cost and financial aspects of the Plan; and

              e. adopt Plan amendments that (1) are required by ERISA or other applicable law or regulation governing qualification of employee benefit plans and which do not materially increase costs to the Plan or Viacom, or (2) implement special rules in Article XVI.5 for acquisitions, sales, and other dispositions; provided that such amendments will be made in writing, will be made according to procedures established by the Financial Managers, and will be subject to the approval of the Administrative Managers.

              The Financial Managers may employ, appoint, and dismiss advisors as the Financial Managers deem necessary to carry out the provisions of the Plan and the Trust Agreement, including attorneys, accountants, actuaries, clerks, or other agents, and may delegate any of their authority and duties to such persons.


4.       Plan Administrator.

              Viacom shall be the Administrator. The Plan Administrator is responsible for, and has authority to:

              a. adopt reasonable and uniform rules and procedures as necessary or appropriate for Plan administration and the processing of claims for benefits;

              b. make all initial determinations regarding claims for benefits, including authority to interpret and apply any applicable Plan provisions to the facts involved in each benefits claim, and provide notice described in Article XV.8 to any claimant whose claim is denied;

              c. direct the Trustee regarding: (1) payment of benefits to Participants, and (2) payment of the reasonable and necessary expenses of the Plan from Plan assets;

              d. obtain fidelity bonds and fiduciary insurance coverage, in accordance with applicable provisions of ERISA; and

              e. comply with and monitor the Plan's continued compliance with all governmental laws and regulations relating to recordkeeping and reporting of Participants' benefits, other notifications to Participants, registration with the Internal Revenue Service, and reports to the Department of Labor.

5.       Trustee.

              The Trustee has exclusive responsibility for control and management of Plan assets, in accordance with the Trust Agreement. The Trustee is responsible for, and has authority to:

              a. invest, manage, and control Plan assets, subject to the direction of the Financial Managers and Investment Manager(s) appointed by the Financial Managers;

              b. maintain records and accounts of all contributions, receipts, investments, distributions, expenses, disbursements, and all other transactions; and

              c. prepare records, reports, statements, tax returns, and forms required to be furnished to Participants or filed with the Secretary of Labor or Treasury, as required by the Trust Agreement, or the directions of the Administrative Managers.

6.       Allocation of Fiduciary Authority.

              Viacom, the Trustee and the Investment Manager(s), and any other person having fiduciary responsibility, as described by section 3121 of ERISA, with respect to the Plan (collectively, the "Plan Fiduciaries") each have individual responsibility for the prudent execution of their responsibilities assigned under this Plan, and are not responsible for acts or failures by another Fiduciary, unless the Plan provides for shared fiduciary responsibility. Plan Fiduciaries are obligated to discharge their duties with respect to the Plan solely and exclusively in the interest of Plan Participants and their Beneficiaries, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

              Whenever the Plan or Trust Agreement requires one Fiduciary to provide information or direct the activities of another Fiduciary, the two may not be deemed to have shared fiduciary responsibility -- rather, the Fiduciary giving directions or providing information is solely responsible for prudently directing or informing the other, and the Fiduciary receiving the direction or information is entitled to rely on that direction or information as proper under the Plan, the Trust Agreement, and applicable law.

              Any individual may serve in more than one capacity, e.g. the same individual may serve as an Administrative Manager and as an agent of Viacom or the Plan Administrator.

7.       Indemnification.

              a. To the extent permitted by applicable law, the Board, the Administrative Managers, the Financial Managers, the Plan Administrator, the Trustee and any person to whom duties and responsibilities have been allocated or delegated under this Plan and Trust ("Covered Persons") shall be indemnified and saved harmless by the Plan and Trust from and against any and all claims of liability arising in connection with the exercise of the Covered Person's duties and responsibilities with respect to the Plan and Trust by reason of any act or omission, including all expenses reasonably incurred in the defense of such act or omission, unless

                   (1) it will be established by final judgment of a court of competent jurisdiction that such act or omission, including all expenses reasonably incurred in the defense of such act or omission, involved a violation of the duties imposed by Part 4 of Subtitle B of Title I of ERISA on the part of such Covered Person, or

                   (2) in the event of settlement or other disposition of such claim involving the Plan and Trust, it is determined by written opinion of independent counsel that such act or omission involved a violation of the duties imposed by
                        Part 4 of Subtitle B of Title I of ERISA on the part of such Covered Person.

              b. To the extent permitted by applicable law, the Trust will pay expenses (including reasonable attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement incurred by the Covered Person in connection with any of the proceedings described above, provided that:

                   (1) the Covered Person will repay such advanced expenses to the Trust, plus reasonable interest, if it is established by a final judgment of a court of competent jurisdiction, or by written opinion of independent counsel under the circumstances described above, that the Covered Person violated duties under Part 4 of Subtitle B of Title I of ERISA; and

                   (2) the Covered Person will make appropriate arrangements for repayment of advanced expenses.

                   Notwithstanding the foregoing, no such advanced expenses will be made in connection with any claim against a Covered Person that is made by the Plan, provided that upon final disposition of such claim, the expenses (including reasonable attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement incurred by the Covered Person will be reimbursed by the Plan to the extent provided above.

8.       Claims for Benefits.

              Each person (including any Employee, former Employee, Surviving Spouse, or other Plan Beneficiary) must file a written claim with the Plan Administrator for any benefit to which that person believes he is entitled under this Plan, in accordance with reasonable procedures established by the Plan Administrator.

              Generally, the Plan Administrator is required to decide each claim within ninety (90) days of the date on which the claim is filed. If special circumstances require a longer period for adjudication, the Plan Administrator must notify the claimant in writing of the reasons for an extension of time, and the date by which the Administrator will decide the claim, before the ninety (90) day period expires. Extensions beyond ninety (90) days after the expiration of the initial ninety (90) day period are not permitted. If the Administrator does not notify the claimant of its decision to grant or deny a claim within the time specified by this section, the claim will be deemed to have been denied and the appeal procedure described in Article XV.9 below will become available to the claimant.

9.       Notice of Denial.

              If the Plan Administrator denies a claim for benefits under the Plan, the claimant will receive a written notice that explains:

              a. the specific reason for the denial, including specific reference to pertinent Plan provisions on which the denial is based;

              b. any additional information or material necessary to perfect a claim, with an explanation of why such material is necessary, if any information would be helpful or appropriate to further consideration of the claim; and

              c. the steps to be taken if the claimant wishes to appeal, including the time available for appeal.

10.      Appeal of Denied Claims for Benefits.

              Claimants must submit a written request appealing the denial of a claim within sixty (60) days after receipt of notice described by
              Article XV.8. Claimants may review all pertinent documents, and submit issues and comments in writing. The Administrative Managers (or their delegate) will provide a full and fair review of all appeals from denial of a claim for benefits, and their decision will be final and binding.

              The decision of the Administrative Mangers (or their delegate) ordinarily will be given within sixty (60) days after receipt of a written request for appeal, unless special circumstances require an extension (such as for a hearing). If an extension of time for appeal is necessary, the claimant will receive written notice of the extension before the sixty (60) day period expires. The decision may not be delayed beyond one-hundred twenty (120) days after receipt of the written request for appeal. Notice of the decision on appeal will be provided in writing, and will explain the basis for the decision, including reference to applicable provisions of the Plan, in a manner calculated to be understood by the person who appealed the denial of a claim.

11.      Exhaustion of Remedies.

              No legal action for benefits under the Plan may be brought unless and until the following steps have occurred:

              a. the claimant has submitted a written application for benefits in accordance with Article XV.7;

              b. the claimant has been notified that the claim has been denied, as provided by Article XV.8;

              c. the claimant has filed a written request appealing the denial in accordance with Article XV.9; and

              d. the claimant has been notified in writing that the Administrative Managers (or their delegate) have denied the claimant's appeal, or the Administrative Managers have failed to act on the appeal within the time prescribed by Article XV.9.

12.      Spendthrift Provision.

              No Plan benefit will be subject in any manner to anticipation, pledge, encumbrance, alienation, levy, or assignment, nor to seizure, attachment, or other legal process for the debts of any Employee, former Employee, or other Plan Beneficiary, except pursuant to a Qualified Domestic Relations Order under section 414(p) of the Code or a domestic relations order entered before January 1, 1985, that the Plan Administrator treats as a Qualified Domestic Relations Order.

13.      Payment in Event of Incapacity.

              If the Plan Administrator determines that a person entitled to receive any Plan benefit is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct that payments be made to such person's legal representative, or to a relative or other individual for such person's benefit, or to otherwise apply the payment for the benefit of such person, subject to such conditions as the Plan Administrator deems appropriate. Any payment of a benefit in accordance with the provisions of this Section will be a complete discharge of any liability by the Plan to make such payment.

14.      Expenses of the Plan.

              Reasonable expenses of the Plan may be paid from Plan assets, unless paid by Viacom. Viacom is entitled to reimbursement of direct expenses properly and actually incurred in providing services to the Plan, in accordance with applicable provisions of ERISA.

15.      Governing Law.

              The Plan will be construed, interpreted, and enforced according to the laws of Pennsylvania, to the extent such laws are not inconsistent with and preempted by ERISA.

                                   ARTICLE XVI

                               GENERAL PROVISIONS

1. The act of establishing the Plan, any provision hereof or any action taken hereunder shall not be construed as giving any Participant the right to be retained as an Employee of an Employer, and the right of an Employer to terminate the employment of any Employee is specifically reserved.

2. An Employer may require compliance with or satisfaction of any legal requirement which may be deemed by it necessary as a condition for participation in the Plan or for distribution of interests or benefits hereunder.

3. By participating in the Plan or accepting any benefits hereunder, a Participant and any person claiming under or through him shall thereby be conclusively deemed to have accepted and consented to the application to him of the provisions of the Plan as interpreted by the Administrative Managers, as set forth in Article XV.

4. In the case of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant in this Plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

5. Any provisions in this Plan to the contrary notwithstanding, in the event an Employee transfers directly to any other corporation or affiliate thereof in connection with the transfer to such other corporation maintained or operated under contract by an Employer, or who may be transferred by any such other corporation or affiliate thereof to another affiliate thereof subsequent to his transfer from an Employer, the Administrative Managers and the Financial Managers may, for legitimate business reasons including a reciprocal service agreement, treat service with any such other corporations as service with an Employer for purposes of vesting and for determining eligibility for any account balance to the date of such transfer or any other benefits under this Plan which are dependent on a service-eligibility requirement.

6.       SEG Transaction.

         On August 4, 1997, the account balance of SEG Carlsbad participants in the SEG 401(k) plan were transferred from the Principal Group to the Westinghouse Savings Program. Certain of these account balances were subsequently transferred from the Westinghouse Savings Program to this Plan on or about April 1, 1999. These account balances while with the Principal Group were subject to, and continue to be subject to, the following optional forms of distribution to former SEG Carlsbad participants and beneficiaries, in addition to being subject to the normal forms of distribution and optional forms of distribution set out in Article VI:

              a.   Straight life annuity;

              b. Single life annuity with certain periods of 5, 10 or 15 years;

              c.   Single life annuity with installment refund;

              d. Survivorship life annuity with installment refund and survivorship percentages of 50, 66-2/3 (limited to distributions commencing prior to January 1, 2000), or 100; or

              e. Fixed period annuity for a period which is not less than 60 months and does not exceed the life expectancy of the participant and the named beneficiary.

         A married former SEG Carlsbad participant who elects an annuity under one of the above options must obtain the consent of his spouse according to the rules described below. If such consent is not properly obtained, the participant's benefit will be paid in the form of a survivorship life annuity with installment refund and survivorship percentages of 50, and with the participant's spouse as beneficiary (a qualified joint and survivor annuity). The Plan Administrator will provide each participant who elects an annuity under one of the above options, within no less than 30 days and no more than 90 days prior to the date payments begin under this Plan, a written explanation of: (i) the terms and conditions of the qualified joint and survivor annuity option; (ii) the participant's right to make (and the effect of) an election to waive the qualified joint and survivor annuity; (iii) the rights of a participant's spouse; and (iv) the right to make (and the effect of) a revocation of a previous election to waive the qualified joint and survivor annuity. Within the above 90-day period ending on the date payments begin, the participant must submit a written waiver of the qualified joint and survivor annuity option containing the consent of the participant's spouse. The spouse's consent must acknowledge the effect of the waiver and must be witnessed by a notary public. A revocation of a prior waiver may be made by a participant without the consent of the spouse at any time before the commencement of payments under the distribution option.


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


                                  ARTICLE XVII

                                   DEFINITIONS

For purposes of the Plan, masculine pronouns include both men and women unless the context indicates otherwise. The following words and phrases shall have the meanings set forth below:

1. "Accounts" shall mean the After-Tax Account, the Pre-Tax Account, the Employer Match Contribution Account, Additional Contribution Account, and Top-Heavy Contribution Account.

2. "Actual Contribution Ratio (ACR)" shall mean, with respect to any Participant for a Plan Year, a fraction the numerator of which equals the Employer Match Contributions and After-Tax Contributions paid to the Trust for a Plan Year on behalf of such Participant and the denominator of which equals the Participant's Compensation (as defined in Article XVII.19) for the Plan Year.

3. "Actual Deferral Ratio (ADR)" shall mean, with respect to any Participant for a Plan Year, a fraction the numerator of which equals the Pre-Tax Contributions paid to the Trust for the Plan Year on behalf of such Participant and the denominator of which equals the Participant's Compensation (as defined in Article XVII.19) for the Plan Year.

4. "Additional Contribution" shall mean a qualified non-elective contribution as defined in Treasury Regulation section
         1.401(k)-1(g)(13)(ii) (which imposes an immediate forfeiture requirement and distribution restrictions described in Article XVII.47).

5. "Additional Contribution Account" shall mean an account established and maintained on behalf of an Employee to which his Additional Contributions are allocated.

6. "Administrative Managers" shall mean the person(s) appointed by Viacom, by written action of the Chief Operating Officer of Viacom, to act on behalf of Viacom as the sponsor and "named fiduciary" (within the meaning of section 402(a)(2) of ERISA), as appropriate, with respect to Plan administrative matters. When performing any activity or exercising any authority under the provisions of the Plan, the Administrative Managers shall be deemed to act solely on behalf of Viacom, and not in an individual capacity.

7. "Affiliated Entity" shall mean a subsidiary which is at least 50% owned by the Company or a partnership or joint venture in which the Company is at least a fifty percent (50%) owner that has not been designated as an Employer. The term Affiliated Entity shall include all entities in the Controlled Group of each Employer.

8. "After-Tax Account" shall mean the Savings, Voluntary, and Lay-Away Accounts (as defined in the August 1, 1985 Plan document) as of December 31, 1988 and all After-Tax Contributions made to the Plan by the Participant after December 31, 1988, with earnings thereon.

9. "After-Tax Contribution" shall mean a contribution to the Plan deducted from a Participant's Compensation on an after-tax basis in accordance with the Participant's election made under Article II.

10. "Alternate Payee" shall mean the recipient or recipients of payments made pursuant to a Qualified Domestic Relations Order.

11. "Annual Addition" shall mean the total for the Limitation Year of the items listed below allocated to the account of an Employee under all defined contribution plans sponsored by the Employer or the Employer's Controlled Group (except that, for the purpose of this definition, "more than fifty percent (50%)" shall be substituted for "eighty percent (80%)" each place it appears in section 1563(a)(1) of the
         Code):

              a.   employer contributions;

              b.   forfeitures;

              c.   employee contributions (other than rollovers); and

              d. amounts described in section 415(l)(1) or 419A(d)(2) of the Code.

12. "Beneficiary" shall mean the person, or persons or entity named by a Participant by written designation to receive benefits in the event of the Participant's death as described in Article IX.

13.      "Board" shall mean the Board of Directors of Viacom.

14. "Calendar Month" shall mean, with respect to Employees paid on a weekly basis, the number of weekly payroll periods included by an Employer in a particular calendar month for accounting purposes and, with respect to Employees paid on a monthly basis, the particular calendar month.

15.      "Casual Employee" shall mean a person who is hired either:

              a. For a predetermined limited period of time not to exceed three (3) months, or

              b. For the purpose of completing a specific task that is anticipated not to exceed five (5) months and who has no expectation of continued employment beyond the completion of that task.

         The determination of who is a Casual Employee shall be made on a uniform and nondiscriminatory basis.

16.      Reserved.

17.      "Code" means the Internal Revenue Code of 1986, as amended.

18. "Company" shall mean Viacom Services Inc., VI Services Corporation, and Westinghouse CBS Holding Company, Inc. Prior to the date of the close of the CBS / Viacom merger, the "Company" was Westinghouse Electric Corporation.

18A. "Company Stock Fund" shall mean a fund primarily invested in the Viacom Inc. Common Stock.

19. "Compensation" shall mean wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employers' trade or business) for which the Employer is required to furnish the Employee a written statement on Form W-2 under sections 6041(d), 6051(a)(3) and 6052 of the Code, and amounts contributed by the Employer pursuant to a salary reduction agreement that are not includible in the gross income of the Employee under sections 125, 402(e)(3) or 402(h) of the Code. Notwithstanding the preceding sentence, the term Compensation shall not include reimbursements or other expense allowances; fringe benefits (cash and noncash); moving expenses; deferred compensation; welfare benefits; and 100% of an annual incentive award, under a management incentive program, if paid to a Highly Compensated Employee.

         For Plan Years beginning on or after January 1, 1994, the Compensation, expressed on an annualized basis, taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code.

         In determining the Compensation of an Employee for purposes of this limit, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual compensation limit is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation determined under this Article XVII.19 prior to the application of this limitation.

20.      "Controlled Group" means with respect to an Employer:

              a. any corporation which is a member of a controlled group of corporations within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and
                   (e)(3)(C), including the Employer;

              b. any trade or business under common control with such Employer, within the meaning of section 414(c) of the Code;

              c. any employer which is included with such Employer in an affiliated service group, within the meaning of section 414(m) of the Code; or

              d. any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

21. "Dollar Limit" shall mean the dollar limitation under section 402(g) of the Code in effect for a calendar year.

22.      "Eligibility Service" shall mean service determined as follows:

              a. For all Employees except part-time Employees who are regularly scheduled to work less than twenty-four (24) hours per week:

                   (1) Subject to the qualifications and limitations stated
                       below in Article XVII.22.a(2) and 22.a(3), Eligibility Service means all periods of service as an Employee with the Employer for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties, and time spent on any of the following:

                       (a)  furlough;

                       (b)  disability up to a maximum continuous period of two
                            (2) years;

                       (c) leaves of absence (other than military leaves and leaves for personal reasons including educational leaves) up to a maximum of two (2) years, or up to a maximum of four (4) years if such leave began prior to January 1, 1995;

                       (d) military leaves of absence up to a maximum equal to that period of time during which reemployment is required under applicable Federal statutes; or

                       (e)  layoffs up to a continuous period of one year.

                       If while an Employee is on disability leave of absence under Article XVII.22.a(1)(b) above he is laid off, he shall begin to accrue service only under Article XVII.22.a(1)(e) above from that time and shall continue to be credited with Eligibility Service under subparagraph (e) for up to one (1) year, but in no event shall the combined service in such situation under (b) and (e) exceed two (2) years. Eligibility Service shall be expressed in whole years and fractions thereof. Any fraction of a year shall be expressed as a decimal ratio of actual calendar days of service to the number of days in that year.

                   (2) Periods of employment in an Excluded Unit, with an
                       Affiliated Entity, or as a leased employee (as defined in section 414(n)(2) of the Code) of an Employer or a member of the Employer's Controlled Group shall count as Eligibility Service.

                   (3) Effective on and after January 1, 1976:

                       (a) If the Employee is absent from service for any reason which does not otherwise qualify him for Eligibility Service under the Plan, and such absence is not due to quit, discharge, release, retirement or death, he shall receive Eligibility Service of up to one (1) year for any continuous period of absence.

                       (b) If the Employee is separated from service by reason of a quit, discharge, release or retirement, and then is reemployed within twelve (12) months of the date he was separated, the Employee's Eligibility Service shall include the period between the date he was separated and the date he was reemployed.

                       (c) Notwithstanding the provisions of (i) and (ii) above, if the Employee is separated from service by reason of a quit, discharge, release or retirement during an absence from service of twelve (12) months or less for any reason other than a quit, discharge, release or retirement and then is reemployed within twelve (12) months of the date on which he was first absent from service, the Employee's Eligibility Service shall include the period between his last day worked and the date he returns to work.

                   b. For part-time Employees who are regularly scheduled to work less than twenty-four (24) hours per week and, beginning October 1, 1997, Casual Employees, with respect to any calendar year beginning on or after January 1, 1989, an Employee shall receive one (1) full year of Eligibility Service for any calendar year in which he works at least 1,000 hours. If such Employee works less than 1,000 hours in any calendar year, he shall receive Eligibility Service which shall be determined by dividing the number of hours worked by 2,000, subject to a maximum of one (1) full year. For the purposes of this Article XVII.22.b, hours worked shall mean: (i) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer (which hours will be credited to the calendar year in which the duties are performed); (ii) each hour for which an employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (provided that no more than 501 hours will be credited for any single continuous period whether or not such period occurs in a single calendar year, and that hours will be calculated and credited pursuant to 29 Code of Federal Regulations, section 2530.200b-2, as promulgated by the United States Department of Labor); and (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer (which hours will be credited to the calendar year to which the award or agreement pertains rather than the calendar year in which the award, agreement, or payment is made), excluding any hours credited under (i) or (ii) above.

                       For any Plan Year in which an Employee falls into both categories a and b described above, he shall receive Eligibility Service under the category which is most advantageous to him.

                   c. For periods before October 1, 1997, in the case of a Casual Employee who later becomes an Employee, such person shall receive one (1) full year of Eligibility Service for any calendar year in which he worked at least 1,000 hours as a Casual Employee.

23. "Employee" shall mean: a person who is either not represented or who is employed in a unit represented by a labor organization or other representative which is recognized by an Employer as the representative of such unit for the purpose of collective bargaining and has entered into a written agreement with an Employer providing for participation in the Plan by the Employees in such unit, provided:

              (a) such person is in the regular service of an Employer and is neither employed in an Excluded Unit, a Casual Employee prior to October 1, 1997, nor a leased employee (as defined in section 414(n)(2) of the Code); or

              (b) such person is a citizen of the United States or a resident alien (as defined in section 7701(b) of the Code) who is an Employee of either a domestic subsidiary (as defined in section 407 of the Code) or of a foreign subsidiary as to which an Employer has entered into an agreement under section 3121(1) of the Code and with respect to whom contributions under a funded plan of deferred compensation (whether or not described in sections 401(a), 403(a) or 405(a) of the

                   Code) are not provided by any person or company other than the Employer with respect to the remuneration paid to the citizens by the domestic or foreign subsidiary.

24. "Employer" shall mean (a) the Company, (b) a subsidiary company which has been designated by the Administrative Managers on behalf of the Company as eligible to participate in the Plan, or (c) a joint venture in which the Company is participating which has been designated by the Administrative Managers on behalf of the Company as eligible to participate in the Plan, and which has entered into an agreement to participate in this Plan.

25. "Employer Match Contribution Account" shall mean the Booster Account (as defined in the August 1, 1985 Plan text) as of December 31, 1988 and all Employer Match Contributions made to the Plan by the Employer after December 31, 1988 with earnings thereon.

26. "Employer Match Contribution" shall mean a contribution made by the Employer pursuant to Article II of the Plan.

27. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

28. "Excluded Unit" shall mean a group of employees who have been designated by the Administrative Managers as not eligible to participate in this Plan.

29. "Family Member" shall mean an individual who is the spouse, lineal ascendant or lineal descendant of an Employee or former Employee, or the spouse of such lineal ascendant or descendant.

30. "Financial Managers" shall mean the person(s) appointed by Viacom, by written action of the Chief Operating Officer of Viacom, to act on behalf of Viacom as the sponsor and "named fiduciary" of the Plan (within the meaning of section 402(a)(2) of ERISA), as appropriate, with respect to Plan financial matters. When performing any activity or exercising any authority under the provisions of the Plan, the Financial Managers shall be deemed to act solely on behalf of Viacom, and not in an individual capacity.

31. "Fixed Income Fund" shall mean an Investment Fund designed to preserve capital and to provide a relatively stable and predictable rate of interest.

32. "Highly Compensated Employee" shall mean any active or former Employee of an Employer who performs service during the determination year and is described in one or more of the following groups:

              a.   (1)  An individual employed by an Employer or an entity in the Employer's Controlled Group who is a five percent (5%) owner as defined in section 416(i)(1)(B)(i) of the Code at any time during the determination year or look-back year;

                   (2) An individual employed by an Employer or an entity in the Employer's Controlled Group who receives compensation in excess of $75,000 during the look-back year;

                   (3) An individual employed by an Employer or an entity in the Employer's Controlled Group who receives compensation in excess of $50,000 during the look-back year and is a member


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

                        of the top-paid group, as defined in section 414(q)(4) of the Code, for the look-back year;

                   (4) An individual employed by an Employer or an entity in the Employer's Controlled Group who is an officer, as defined in section 416(i) of the Code, during the look-back year and who receives compensation in the look-back year greater than fifty percent (50%) of the dollar limitation in effect under section 415(b)(1)(A) of the Code for the calendar year in which the look-back year begins; or

                   (5) An individual employed by an Employer or an entity in the Employer's Controlled Group who both is described in paragraph a.(2), (3), or (4) above when these paragraphs are modified to substitute the determination year for the look-back year and is one of the one hundred (100) Employees who receive the most compensation from the Employer or the entity during the determination year.

              b. The terms "determination year" and "look-back year" shall mean respectively, the Plan Year and the twelve (12) month period immediately preceding the determination year.

              c. The $75,000 and $50,000 amounts set forth in paragraphs a.(2) and (3) above shall be indexed for changes in the cost of living in accordance with section 415(d) of the Code.

              d. If no officer satisfies the requirements of paragraph a.(4) above during a look-back year, then the highest paid officer for such year shall be treated as a Highly Compensated Employee. In addition, no more than 50 individuals (or, if lesser, the greater of three individuals or 10 percent of employees without regard to any exclusions) shall be treated as officers for purposes of paragraph a.(4) above in determining the group of highly compensated employees for any determination year or look-back year.

              e. If the Employee is, during a determination or look-back year, a Family Member (as defined in section 414(q)(c) of the Code) of either an active or former five percent (5%) owner-Employee or one (1) of the ten (10) most Highly Compensated Employees during such year, then the compensation of the Family Member and that Employee shall be aggregated. The Family Member and Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and Employee.

              f. A Highly Compensated Former Employee includes any Employee who separated or was deemed to have separated from service prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

              g. For purposes of this definition, the term "compensation" shall mean compensation as defined in section 415(c)(3) of the Code. The determination of who is a Highly Compensated Employee shall be made in accordance with section 414(q) of the Code and the regulations thereunder.

33. "Investment Fund" shall mean an investment option, selected by the Financial Managers, subject to the approval of the Administrative Managers, under Article III.1 of the Plan, to which Participants may direct investment of amounts in their Accounts. Investment Funds may include the Fixed Income Fund, the Company Stock Fund, the Mutual Funds and any other investment option selected by the Financial Managers, subject to the approval of the Administrative Managers.

34. "Investment Manager" shall mean a fiduciary appointed by the Financial Managers to manage the investment of any portion of the assets of the Plan. Each Investment Manager shall either (a) satisfy the conditions to be an "Investment Manager," as described by section 3(38) of ERISA, or (b) be a "named fiduciary" of the Plan.

35. "Layoff" shall mean the termination of the employment of an Employee with an Employer or Affiliated Entity through no fault of the Employee for lack of work for reasons associated with the business where the Employer or Affiliated Entity determines there is a reasonable expectation of recall within one year. Notwithstanding the foregoing, a person who would otherwise be considered to be on Layoff may take certain actions which would result in the severance of his relationship with the Employer. At the time such action is taken, that person shall become a voluntary quit and shall no longer be considered on Layoff.

36.      "Limitation Year" shall mean the Plan Year.

37. "Mutual Fund" shall mean an open-end investment company registered under the Investment Company Act of 1940 that is selected by the Financial Managers, subject to the approval of the Administrative Managers, as an Investment Fund under Article III.1 of the Plan.

38. "NAV" shall mean the net asset value of a share or Unit of a mutual fund. Net asset value is the price or market value of an individual share of a mutual fund. Generally, net asset value is calculated daily and is determined by adding up the value of all the securities and cash in a fund's portfolio, subtracting liabilities if there are any, and dividing that number by the number of shares the fund has issued. Except for money market funds, the share value will usually change daily.

39. "Non-Highly Compensated Employee" shall mean any Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

40. "Non-Vested Participant" shall mean an Active Participant who does not have a nonforfeitable right to his Employer Match Contribution Account.

41. "Normal Retirement Date" shall mean the first of the month following the later of the month during which the Participant's 65th birthday occurs or the month during which the Participant completes five (5) years of Eligibility Service.

42.      "NYSE" shall mean the New York Stock Exchange.

43.      "Participant" shall mean any person who has an Account in the Plan.

44. "Plan" shall mean the Westinghouse Savings Program as set forth in this document or as amended from time to time, which is intended to be a multiple employer plan subject to the provisions of section 413(c) of the Code and to be qualified under section 401(a) and section 401(k) of the Code. The portion of the Plan which covers represented Employees is intended to be a collectively bargained plan subject to section 413 of the Code.

45.      "Plan Administrator" shall mean Viacom.

46.      "Plan Year" shall mean the calendar year.

47. "Pre-Tax Account" shall mean the Sure and Matured Sure Accounts (as defined in the August 1, 1985 Plan document) as of December 31, 1988 and all Pre-Tax Contributions made to the Plan by the Participants after December 31, 1988, with earnings thereon. Pre-Tax Accounts are subject to the distribution restrictions set out in section 1.401(k)-1(d)(1) of the Treasury regulations (which permits distributions only after one of the following events: (i) an employee's retirement, death, disability, or separation from service; (ii) the termination of a plan without establishment or maintenance of another defined contribution plan other than an ESOP or SEP (but only with respect to lump sum distributions); (iii) an employee's attainment of age 59 1/2 or hardship (but only with respect to a profit-sharing or stock bonus plan); (iv) the sale or other disposition to an unrelated corporation of substantially all of the assets used in a trade or business (but only with respect to lump sum distributions to employees who continue employment with the acquiring corporation and where the acquiring corporation does not maintain the plan after the disposition; and (iv) the sale or other disposition of a subsidiary to an unrelated entity (but only with respect to lump sum distributions to employees who continue employment with the subsidiary where the acquiring entity does not maintain the plan after the disposition)).


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48.      "Pre-Tax Contribution" shall mean a contribution to the Plan deducted from a Participant's Compensation on a pre-tax basis in accordance with the Participant's election made under Article II.

49. "Qualified Domestic Relations Order" or "QDRO" shall mean a court order as defined in section 414(p) of the Code.

50. "Retired Participant" shall mean a Participant who is no longer an Employee and who has retired under an Employer pension plan. This term does not refer to a Participant who has terminated with a right to a vested pension under an Employer pension plan.

51. "Rollover Distribution" shall mean one or more distributions which, under section 402 of the Code, are eligible for rollover to this Plan.

52. "Securities" as used in Articles VI and VII, shall mean the full shares of Viacom Inc. Common Stock, including cash with respect to any fractional shares to which the Units in a Participant's Accounts can be converted.

53. "Surviving Spouse" shall mean the spouse of a Participant on the date of his death.

54. "Terminated Participant" shall mean a Participant (not including a Participant who has been on Layoff for twelve (12) months or less or is employed at an Affiliated Entity or employed in an Excluded Unit) who is no longer an Employee and is not a Retired Participant as defined in this Article XVII.50.

55.      "Top-Heavy Contribution" shall mean a contribution made by the Employer


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         pursuant to Appendix B of the Plan.

56. "Top-Heavy Contribution Account" shall mean an account established and maintained on behalf of a Participant to which his Top-Heavy Contributions, if any, are allocated.

57. "Totally Disabled Participant" shall mean a Participant who at the time he stops accruing Eligibility Service is not able, because of injury or sickness, to engage in any gainful occupation for which he is reasonably fitted by education, training or experience provided he has completed at least ten (10) years of Eligibility Service.

58. "Trading Day" shall mean any day on which the NYSE is open for business.

59. "Trust" shall mean the Westinghouse Savings Program Trust established pursuant to the Plan.

60. "Trustee" shall mean the trustee(s) from time to time in office pursuant to appointments made in accordance with the Plan.

61. "Unit" shall mean the equitable share interest of a Participant within the Company Stock Fund and the Fixed Income Fund.

62. "Valuation Date" shall mean any Trading Day. For valuations made prior to October 1, 1994, the term "Valuation Date" shall mean the last day of each Calendar Month.

63. "Value - Value with respect to the Company Stock Fund" shall be determined as of each Valuation Date based upon the closing price of Viacom Inc. Common


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         Stock as reported on the NYSE and the value of other investments within the Fund including accrued dividends or interest on such date, if any.

64. "Value - Value with respect to the Fixed Income Fund" shall be determined as of each Valuation Date based upon the amounts invested including accrued interest.

65. "Value - Value with respect to each Mutual Fund" shall be determined as of each Valuation Date and shall be based upon the published NAV of the Mutual Fund on such date.

66. "Vested Participant" shall mean a Participant who has a nonforfeitable right to his Employer Match Contribution Account under the requirements of Article V.

66A.     "Viacom" means Viacom Inc., a Delaware Corporation.

67.      "Viacom Inc. Common Stock" shall mean the Class B common stock of
         Viacom Inc.


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                                   APPENDIX A

                             SECTION 415 LIMITATIONS

In the event the provisions contained in this Appendix A are inconsistent with the terms contained in the remainder of the Plan, the provisions of this Appendix A shall take precedence.

A. Overall Limits on Contributions. Contributions made on behalf of any Participant during any Plan Year shall be subject to the following:

         1. In no event shall the Annual Addition for a Participant exceed the lesser of:

              a. Twenty-five percent (25%) of the Participant's compensation (as defined in section 415(c)(3) of the Code) for the Limitation Year; or

              b. The "defined contribution dollar limitation," which shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation under section 415(b)(1) of the Code for the Limitation Year.

         2. Contributions made on behalf of a Participant during a payroll period which begins in one Plan Year but ends in the next succeeding Plan Year shall be deemed an Annual Addition for the next succeeding Plan Year.

         3. If an Employee is or was a Participant in one or more defined benefit plans and one or more defined contribution plans maintained or ever maintained by the Employer:


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              a.   The sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0. The "defined benefit plan fraction" for any year is a fraction the numerator of which equals the projected annual benefit of the Participant under the Plan (determined as of the close of the Plan Year), and the denominator of which equals the lesser of:

                   (1) The product of 1.25 multiplied by $90,000 or the applicable dollar limit which is in effect for such year; or

                   (2) The product of 1.4 multiplied by 100 percent of the Participant's average compensation (as defined in section 415(c)(3) of the Code) for his high three consecutive calendar years of active participation.

                   Notwithstanding the above, if the Employee was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer in existence on May 6, 1986, the denominator of this fraction shall not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plan individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.


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


              b. The defined contribution plan fraction for any year is a fraction the numerator of which equals the sum of the Annual Additions to the Participant's Accounts as of the close of the plan year, and the denominator of which equals the sum of the lesser of the following amounts determined for such year and for each prior year:

                   (1) The product of 1.25 multiplied by $30,000 or the applicable dollar limit which is in effect for such plan year; or

                   (2) The product of 1.4 multiplied by 25 percent of the Participant's compensation (as defined in section 415(c)(3) of the Code).

              Notwithstanding the above, if the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the limitation of section 415 of the Code applicable to the first Limitation Year beginning on or after January 1, 1987.


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         5.   The limitations of this Appendix A shall be applied to this Plan after they are applied to any other defined contribution plan of the Employer or Employer's Controlled Group. This Appendix A shall be satisfied prior to satisfying the ADP test.

         6. If an Employer or the Employer's Controlled Group maintains or maintained a defined benefit plan and the amount contributed to the Trust in respect of any Plan Year would cause the amount allocated to any Participant under all defined contribution plans maintained by the Employer or the Employer's Controlled Group to exceed the maximum allocation as determined in paragraph A.5, then the allocation with respect to such Participant shall be reduced by the amount of such excess. To the extent administratively feasible, the limitation of this paragraph shall be applied to the Participant's benefit payable from the defined benefit plan prior to reduction of the Participant's Annual Addition under this Plan. The excess allocation shall be treated in accordance with paragraph A.3 or A.4, as applicable.

B.       Distributions Of Excessive Annual Additions

         1. If, as a result of a reasonable error in estimating a Participant's compensation (as defined in section 415(c)(3) of the Code), a reasonable error in determining the amount of Participant Pre-Tax Contributions (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any Participant under the limits of Section A.1 of this Appendix A or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant,


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

              the Administrator may return any Participant After-Tax Contributions credited for the year or may distribute any Participant Pre-Tax Contributions (within the meaning of section 402(g)(3) of the Code) necessary to eliminate the "excess amount."

         2. For purposes of this Section, "excess amount" for any Participant for a year means the excess, if any, of the Annual Additions which would be credited to his Accounts under the terms of the Plan without regard to the limitations of section 415 of the Code over the maximum Annual Additions determined pursuant to Section A.1 of this Appendix A.

         3. The Company retains the right to adjust both Participant's Pre-Tax and After-Tax Contributions to ensure compliance with Code section 415(c) limits.

         4. If the Annual Addition must be limited for any Participant after application of the above in order to comply with section 415 of the Code, the excess amounts in the Participant's account in the next Limitation Year must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated to all the Participants in the Plan. The excess amounts must be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation years, as necessary) for all of the Participants in the Plan. Furthermore, the excess amounts will be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation years, as necessary) for all of the remaining Participants in the Plan. Excess amounts may not be distributed to Participants or former Participants except as provided in paragraph B.1.


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



         5. Excess amounts refunded under this Subsection shall not be considered Pre-Tax Contributions for purposes of the annual Dollar Limit in section 402(g) of the Code and the ADP test in Article II, nor After-Tax Contributions for the purpose of the ACP test in
              Article II and shall not be considered as an eligible rollover distribution for purposes of Article VI.12.

         6. Distributions of Participant After-Tax Contributions and Participant Pre-Tax Contributions pursuant to this Section shall include investment gains and losses attributable thereon.

         7. Determinations whether to distribute Participant After-Tax Contributions or Participant Pre-Tax Contributions, determinations of the investment alternative(s) from which the distribution is to be made, and computations of attributable investment gains and losses shall be made by the Plan Administrator in its discretion pursuant to reasonable and uniform procedures.


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


                                   APPENDIX B

                              TOP HEAVY PROVISIONS

A. Top-Heavy Preemption. During any Plan Year in which this Plan is Top-Heavy, as defined in Appendix B Paragraph B below, the Plan shall be governed in accordance with this Appendix, which shall control over other provisions.

B. Top-Heavy Definitions. For purposes of this Appendix, the following definitions shall apply:

         1. "Compensation" shall mean Compensation as defined in section 415(c)(3) of the Code.

         2. "Contribution Rate" shall mean the sum of contributions made by the Employer under this Plan, excluding, effective January 1, 1989, salary deferral contributions made under this or any other plan maintained by the Employer, plus forfeitures allocated to the Participant's Accounts for the Plan Year, divided by the Participant's Compensation for the Plan Year. To determine the Contribution Rate, the Plan Administrator shall consider all qualified defined contribution plans (within the meaning of the Code) maintained by the Employer, as a single plan.

         3. "Determination Date" shall mean the last day of the preceding Plan Year, except that in the initial Plan Year, Determination Date shall mean the last day of such Plan Year. For the purposes of testing the Top-Heavy status of Required and Permissive Aggregation Groups, Determination Date shall mean the last day of each respective plan's Plan Year which occurs in the calendar year coincident with the Determination Date of this Plan.


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


         4. "Key Employee" shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the "Determination Period" was an officer of the Employer if such individual's annual Compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code, a 5 percent owner of the Employer, or a 1 percent owner of the Employer who has an annual Compensation of more than $150,000. The "Determination Period" is the Plan Year containing the determination date and the four preceding Plan Years.

              The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

         5. "Non-Key Employee" shall mean any Employee currently eligible to participate in the Plan who is not a Key Employee.

         6. "Permissive Aggregation Group" shall mean the Required Aggregation Group plus any other qualified plans maintained by the Employer or the Employer's Controlled Group, but only if such resultant group would satisfy, in the aggregate, the requirements of section 401(a)(4) and 410 of the Code. The Plan Administrator shall determine which plans to take into account in determining the Permissive Aggregation Group.

         7.   Required Aggregation Group" shall mean:


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


              a. Each qualified plan of the Employer or the Employer's Controlled Group (including any terminated plan that covered a Key Employee and was maintained within the five-year period ending on the Determination Date) in which at least one Key Employee participates during the Plan Year containing the Determination Date or any of the four preceding Plan Years; and

              b. Any other qualified plan of the Employer or the Employer's Controlled Group which enables a plan described in a. above, to meet the requirements of section 401(a)(4) or 410 of the Code.

         8. "Top-Heavy" shall describe the status of the Plan in any Plan Year if the "Top-Heavy Ratio" as of the Determination Date exceeds 60 percent.

              a. "Top-Heavy Ratio" is a fraction as of the Determination Date as follows:

                              Accrued Benefit of all Key Employees
                              ------------------------------------
                                Accrued Benefits of all Employees

              b. Notwithstanding a above, the Top-Heavy Ratio shall be computed pursuant to section 416(g) of the Code, and any regulations issued thereunder.

              c. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy (within the meaning of section 416(g) of the


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

                   Code), the accrued benefit of an Employee other than a Key Employee (within the meaning of section 416(i)(1) of the Code) shall be determined (a) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or the Employer's Controlled Group or, if there is no such method, then (b) as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule accrual of section 411(b)(1)(C) of the Code.

              d. For purposes of this Appendix only, "Accrued Benefit" shall include or exclude rollovers as determined under Treasury regulation 1.416-1,T-32.

              e. If an individual is not a Key Employee but was a Key Employee in a prior year or if any individual has not performed services for the Employer at any time during the five-year period ending on the Determination Date, any Accrued Benefit for any such individual shall not be taken into account in determining the Top-Heavy status of the Plan.

              f. The value of Account balances and the present value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

              g. The Accrued Benefit shall include any part of any Account balance


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



                   distributed in the five-year period ending on the Determination Date.

              h. The present value shall be based only on the interest rate and mortality rates specified in the defined benefit plan.

C. Aggregation of Plans. All Required Aggregation Groups shall be considered (pursuant to section 416(g) of the Code) with this Plan in determining whether this Plan is Top-Heavy.

         1. If such aggregation constitutes a Top-Heavy group, each plan so aggregated shall be considered Top-Heavy.

         2. If such aggregation does not constitute a Top-Heavy group, none of the plans so aggregated shall be considered Top-Heavy.

         At the direction of the Plan Administrator and subject to the restrictions of sections 401(a)(4) and 410 of the Code, Permissive Aggregation Groups may be considered with this Plan plus any Required Aggregation Groups to determine whether such group is Top-Heavy. If such aggregation does not constitute a Top-Heavy group, none of the plans so aggregated shall be considered Top-Heavy.

D. Minimum Contribution Rate. Subject to Paragraph G below, for any Plan Year in which this Plan is Top-Heavy, a minimum contribution shall be made for each Non-Key Employee as of the last day of the Plan Year which shall equal the lesser of:

         1.   Three percent (3%) of Compensation; or


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         2.   The highest Contribution Rate (calculated, for this purpose only, by including salary deferral contributions made under this or any other plan maintained by the Employer) received by a Key Employee in that Plan Year.

         This Top-Heavy Contribution shall be made irrespective of such Non-Key Employee's hours of service, Compensation or failure to make contributions, as applicable hereunder.

E. Deposit of Minimum Contribution. The Plan Administrator shall deposit any minimum contribution made under this Appendix to a "Top-Heavy Contribution Account" for each Non-Key Employee. Such account shall become part of his Accrued Benefit and shall vest pursuant to Appendix B Paragraph F hereof.

F. Top-Heavy Vesting Schedule. In any Plan Year in which this Plan is Top-Heavy, any Participant who is credited with at least one hour of service during such Plan Year shall vest in accordance with Article V or the following schedule, whichever produces the greater benefit:

         During any Plan Year in which this Plan is not Top-Heavy, vesting shall be determined pursuant to Article V, except that non-forfeitable rights obtained under the Top-Heavy vesting schedule shall be preserved.

         In any Top Heavy Plan Year, with respect to an Employer, the accrued benefit under the Plan of each Employee of such Employer shall be fully vested and nonforfeitable if he has credit for three years of Eligibility Service. In the event the Plan, with respect to an Employer, ceases to be a Top Heavy Plan for any Plan Year subsequent to a Top Heavy Plan Year, the accrued benefit of any Employee


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

         of such Employer that has been fully vested in accordance with the preceding section shall remain fully vested.

G. Combined Defined Benefit and Defined Contribution Plans. In the event that the Employer maintains a defined benefit and a defined contribution plan, and

         1. The defined benefit plan benefits a Key Employee and depends on this Plan to satisfy sections 401(a)(4) and 410 of the Code, the minimum Contribution Rate for Non- Key Employees hereunder shall be five percent (5%), irrespective of the Contribution Rate for Key Employees (unless the Employee provides for the minimum required Top-Heavy benefit accrual for the Plan Year under the defined benefit plan); and

         2. The figure "1.0" shall be substituted for the figure "1.25" as it applies in Appendix A if:

              a.   The Top-Heavy Ratio exceeds 90 percent, or

              b. The Plan is Top-Heavy for the Plan Year, and the Contribution Rate under Appendix B Paragraph D is less than seven and one-half percent (7 1/2%) (unless the Employer provides for the minimum required Top-Heavy benefit accrual for the Plan Year under the defined benefit plan).



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